As filed with the Securities and Exchange Commission on December 13, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NiSource Inc.

(Exact name of registrant as specified in its charter)

Delaware	4931	35-2108964
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

801 East 86th Avenue

Merrillville, Indiana 46410

(877) 647-5990

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shawn Anderson

Vice President, Treasurer and Chief Risk Officer

NiSource Inc.

801 East 86th Avenue

Merrillville, Indiana 46410

(877) 647-5990

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Robert J. Minkus, Esq.

Schiff Hardin LLP

233 S. Wacker Drive, Suite 7100

Chicago, Illinois 60606

(312) 258-5500

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
3.650% Notes due 2023	$350,000,000	100%	$350,000,000	$42,420

(1)	Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED DECEMBER 13, 2018

PROSPECTUS

NiSource Inc.

OFFER TO EXCHANGE

Any and all of its outstanding

3.650% Notes due 2023 (which we refer to as the “Old Notes”)

for

up to $350,000,000 aggregate principal amount of its 3.650% Notes due 2023 that have been registered under the Securities Act of 1933

(which we refer to as the “New Notes”)

The exchange offer will expire at 5:00 p.m., New York City time, on January     , 2019, unless extended.

•

We will exchange New Notes for any and all outstanding Old Notes that are validly tendered and not validly withdrawn prior to the expiration or termination of the exchange offer being made by this prospectus and the related letter of transmittal (the “exchange offer”).

•	You may withdraw, no later than 5:00 p.m., New York City time, on the expiration date of the exchange offer, any Old Notes that you have tendered in the exchange offer.

•	The exchange offer is subject to customary conditions that may be waived by us.

•

The terms of the New Notes are substantially identical to those of the Old Notes, except that the New Notes are registered under the Securities Act of 1933, as amended (the “Securities Act”), the transfer restrictions, registration rights and special interest provisions relating to the Old Notes will not apply to the New Notes, and the first interest payment date for and date from which interest will accrue on the New Notes will be different from those applicable to the Old Notes. The New Notes will also have a separate CUSIP number from that of the Old Notes.

•	The exchange of Old Notes for New Notes will not be a taxable event for U.S. federal income tax purposes. See “Material United States Federal Income Tax Considerations” for more information.

•	We will not receive any proceeds from the exchange offer.

•

If you do not exchange your Old Notes for New Notes in the exchange offer, your Old Notes will remain outstanding and will continue to accrue interest but will remain subject to restrictions on transfers.

No public market exists for the New Notes or the Old Notes. Neither the New Notes nor the Old Notes will be listed on any securities exchange or included in any quotation system.

Exchanging your outstanding Old Notes for New Notes involves risks, including those described in the “Risk Factors” section beginning on page 11 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2018

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. This prospectus does not constitute an offer to exchange, or a solicitation of an offer to tender or exchange, Old Notes for New Notes in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or exchange in such jurisdiction. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of the prospectus, or that the information contained in any document incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Note Regarding Forward-Looking Statements.”

We are not providing you with any legal, business, regulatory, accounting, tax or other advice in this prospectus. You should consult with your own advisors to assist you in making your investment decision and to advise you whether you are legally permitted to exchange your outstanding Old Notes for New Notes in the exchange offer.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide this information to you at no charge upon written or oral request directed to: NiSource Inc., 801 East 86th Avenue, Merrillville, Indiana 46410, Attention: Corporate Secretary, Telephone: (877) 647-5990.

This prospectus contains descriptions of certain provisions of some of the documents relating to the New Notes and the exchange offer, including the Registration Rights Agreement (as defined below) and the indenture pursuant to which the Old Notes were issued and the New Notes will be issued. These summaries are not and do not purport to be complete and are qualified in their entirety by reference to the provisions of such documents, copies of which have been filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated by reference herein and which may be obtained as described under “Where You Can Find More Information” and “Incorporation by Reference.”

Unless the context requires otherwise, “we,” “us” or “our” refer collectively to NiSource Inc. and its subsidiaries.

i

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus and in the documents incorporated by reference are “forward-looking statements” within the meaning of the securities laws. Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. These forward-looking statements include, but are not limited to, statements concerning NiSource’s plans, objectives, expected performance, expenditures, recovery of expenditures through rates, stated on either a consolidated or segment basis, and any and all underlying assumptions and other statements that are other than statements of historical fact. From time to time, we may publish or otherwise make available forward-looking statements of this nature. All such subsequent forward-looking statements, whether written or oral and whether made by or on behalf of NiSource, are also expressly qualified by these cautionary statements. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially.

Factors that could cause actual results to differ materially from the forward-looking statements include, among other things, our debt obligations; any changes in our credit rating; our ability to execute our growth strategy; changes in general economic, capital and commodity market conditions; pension funding obligations; economic regulation and the impact of regulatory rate reviews; our ability to obtain expected financial or regulatory outcomes; any damage to our reputation; compliance with environmental laws and the costs of associated liabilities; fluctuations in demand from residential and commercial customers; economic conditions of certain industries; the success of NIPSCO’s electric generation strategy; the price of energy commodities and related transportation costs; the reliability of customers and suppliers to fulfill their payment and contractual obligations; potential impairments of goodwill or definite-lived intangible assets; changes in taxation and accounting principles; potential incidents and other operating risks associated with our business; impacts from the Greater Lawrence, Massachusetts gas distribution system incident (including any changes in management’s estimates or assumptions regarding financial impact, the timing and amount of insurance recoveries, the outcomes of governmental investigations, changes to state and federal legislation or regulation impacting our operating practices, and our ability to recover our costs through rates or offset them through operational or other cost savings); the impact of an aging infrastructure; the impact of climate change; potential cyber-attacks; construction risks and natural gas costs and supply risks; extreme weather conditions; the attraction and retention of a qualified workforce; the ability of our subsidiaries to generate cash; tax liabilities associated with the separation of Columbia Pipeline Group, Inc. on July 1, 2015; our ability to manage new initiatives and organizational changes; the performance of certain third-party suppliers and service providers; the availability of insurance to cover all significant losses; and other matters set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our Quarterly Reports on Form 10-Q for quarterly periods ended in 2018, many of which risks are beyond our control. In addition, the relative contributions to profitability by each business segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation, and expressly disclaim any such obligation, to update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

Accordingly, you should not rely on the accuracy of predictions contained in forward-looking statements. These statements speak only as of the date of this prospectus or, in the case of documents incorporated by reference, the date of those documents.

ii

WHERE YOU CAN FIND MORE INFORMATION

NiSource is required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our SEC filings are available to you at the SEC’s website at http://www.sec.gov and at our website at www.nisource.com. The information contained in, or that can be accessed through, our website is not a part of this prospectus.

We have filed with the SEC under the Securities Act a registration statement on Form S-4 of which this prospectus forms a part. This prospectus does not contain all of the information contained in the registration statement and its exhibits. We strongly encourage you to read carefully the registration statement and its exhibits. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” certain information into this prospectus. This means that we can disclose important information to you by referring you to another document that NiSource has filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information that NiSource files with the SEC after the date of this prospectus will automatically modify and supersede the information included or incorporated by reference in this prospectus to the extent that the subsequently filed information modifies or supersedes the existing information. We incorporate by reference the following documents filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2017;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018;

•

our Current Reports on Form 8-K, as filed with the SEC on January 26, 2018, March 29, 2018, April 19, 2018, May 2, 2018 (reporting Items 1.01, 7.01 and 9.01 but only incorporating by reference the information filed, and not furnished, therein), May 7, 2018, May 9, 2018, June 12, 2018, September 5, 2018 (as amended by our Current Report on Form 8-K/A filed on October 24, 2018), September 27, 2018, November 1, 2018 (reporting Items 1.01, 8.01 and 9.01), November 29, 2018, December 6, 2018 and December 13, 2018; and

•	any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until this offering is completed or terminated.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests for those documents should be directed to Corporate Secretary, NiSource Inc., 801 East 86th Avenue, Merrillville, Indiana 46410, telephone: (877) 647-5990.

In order to obtain timely delivery of such materials, you must request such materials from us no later than five business days before the expiration of the exchange offer.

iii

SUMMARY

This summary highlights information about us, the New Notes being offered by this prospectus and the exchange offer being made hereby. This summary is not complete and does not contain all of the information that you should consider prior to deciding whether or not to exchange your Old Notes for New Notes. For a more complete understanding of our company, the New Notes and the exchange offer being made hereby, we encourage you to read this prospectus and the related letter of transmittal (the “letter of transmittal”), as well as the documents incorporated by reference into this prospectus, in their entirety.

Overview

NiSource is an energy holding company whose subsidiaries are fully regulated natural gas and electric utility companies serving approximately 3.9 million customers in seven states. We are one of the nation’s largest natural gas distribution companies, as measured by number of customers. Our principal subsidiaries include NiSource Gas Distribution Group, Inc., a natural gas distribution company, and Northern Indiana Public Service Company LLC, or NIPSCO, a gas and electric company. NiSource derives substantially all of its revenues and earnings from the operating results of these rate-regulated businesses. Our primary business segments are:

•	Gas Distribution Operations; and

•	Electric Operations.

On July 1, 2015, we completed the spin-off of our former subsidiary Columbia Pipeline Group, Inc., which comprised all of our Columbia Pipeline Group Operations segment prior to that time.

Business Strategy. We focus our business strategy on our core, rate-regulated asset-based businesses, with most of our operating income generated from the rate-regulated businesses. NiSource’s utilities continue to move forward on core infrastructure and environmental investment programs supported by complementary regulatory and customer initiatives across all seven states in which we operate. Our goal is to develop strategies that benefit all stakeholders as we address changing customer conservation patterns, develop more contemporary pricing structures and embark on long-term investment programs. These strategies will help improve reliability and safety, enhance customer services and reduce emissions while generating sustainable returns.

Gas Distribution Operations. Our natural gas distribution operations serve approximately 3.5 million customers in seven states and operate approximately 60,000 miles of pipeline. Through our wholly-owned subsidiary NiSource Gas Distribution Group, Inc., we own six distribution subsidiaries that provide natural gas to approximately 2.6 million residential, commercial and industrial customers in Ohio, Pennsylvania, Virginia, Kentucky, Maryland and Massachusetts. We also distribute natural gas to approximately 830,000 customers in northern Indiana through our wholly-owned subsidiary NIPSCO.

Electric Operations. We generate, transmit and distribute electricity through our subsidiary NIPSCO to approximately 469,000 customers in 20 counties in the northern part of Indiana and engage in wholesale and transmission transactions. NIPSCO owns and operates two coal-fired electric generating stations. The two operating facilities have a net capability of 2,094 megawatts. NIPSCO completed the retirement of the coal-fired generating units at its Bailly Generating Station on May 31, 2018. NIPSCO also owns and operates Sugar Creek, a combined cycle gas turbine plant with a net capability of 535 megawatts, three gas-fired generating units located at NIPSCO’s coal-fired electric generating stations with a net capability of 196 megawatts and two hydroelectric generating plants with a net capability of 10 megawatts. These facilities provide for a total system operating net capability of 2,835 megawatts. NIPSCO’s transmission system, with voltages from 69,000 to 345,000 volts, consists of 2,843 circuit miles. NIPSCO is interconnected with five neighboring electric utilities. During the year ended December 31, 2017, NIPSCO generated 65.2% and purchased 34.8% of its electric requirements.

Our executive offices are located at 801 East 86th Avenue, Merrillville, Indiana 46410, telephone: (877) 647-5990.

Summary Description of the Exchange Offer

The following is a description of some of the terms of the exchange offer. The following information is provided solely for your convenience, is not complete and does not contain all of the information that you need to consider in deciding whether or not to exchange your Old Notes for New Notes. You should read the information appearing in this prospectus under the captions “Risk Factors,” “The Exchange Offer,” “Description of the New Notes,” “Material United States Federal Income Tax Considerations” and “Plan of Distribution,” as well as the other information contained in and incorporated by reference into the prospectus and in the letter of transmittal relating to the exchange offer, for additional information concerning the terms of the exchange offer and the New Notes and the risks of investing in the New Notes. As used herein, the term “exchange offer” means the exchange offer being made pursuant to this prospectus and the related letter of transmittal.

For purposes of the information appearing under this caption “Summary Description of the Exchange Offer,” references to “NiSource Inc.,” “the Company,” “we,” “our,” “us” and similar references refer only to NiSource Inc. and not its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

Background; Old Notes	On June 11, 2018, we completed a private offering of $350 million aggregate principal amount of our 3.650% Notes due 2023 which were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and which we sometimes refer to as the “Old Notes.” In connection with that offering, we entered into a registration rights agreement dated June 11, 2018 (the “Registration Rights Agreement”) with representatives of the initial purchasers of the Old Notes. We are making the exchange offer as required by the Registration Rights Agreement.

New Notes	The “New Notes” are up to $350 million aggregate principal amount of our 3.650% Notes due 2023 that have been registered under the Securities Act. The terms of the New Notes are substantially identical to those of the Old Notes, except that the New Notes have been registered under the Securities Act, will not be subject to the transfer restrictions applicable to the Old Notes, will not be entitled to payment of Special Interest (as defined under “Description of the Registration Rights Agreement”), will not be entitled to registration rights or (subject to possible limited exceptions) other rights under the Registration Rights Agreement, and the first interest payment date for and date from which interest will accrue on the New Notes will be different from those applicable to the Old Notes. The New Notes will also have a separate CUSIP number from the Old Notes. We sometimes refer to the New Notes and Old Notes collectively as the “Notes.” The Old Notes were issued and the New Notes will be issued under the Indenture dated as of November 14, 2000, as supplemented (the “Indenture”), between us and The Bank of New York Mellon, as trustee (the “Trustee”), and the New Notes and any Old Notes that remain outstanding after the exchange offer will constitute a single class of Notes under the Indenture.

Exchange Offer	On the terms and subject to the conditions set forth herein and in the letter of transmittal, we are offering to issue up to $350 million aggregate principal amount of New Notes in exchange for a like aggregate principal amount of Old Notes that are validly tendered and not validly withdrawn prior to the expiration or termination of the exchange offer. In exchange for each $1,000 aggregate principal amount of Old Notes validly tendered and not validly withdrawn by the holder thereof prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer and accepted for exchange by us, all on the terms and subject to the conditions set forth in the letter of transmittal and this prospectus, the tendering holder will receive $1,000 aggregate principal amount of New Notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on January , 2019 (which is the 20th business day following the date of this prospectus), unless extended or terminated in our sole and absolute discretion. The term “expiration date” means January , 2019, except that if we, in our sole and absolute discretion, extend the period of time during which the exchange offer is open, “expiration date” shall mean the latest date to which the exchange offer has been extended. For further information, see “The Exchange Offer—Terms of the Exchange Offer; Period for Tendering Old Notes.”

Representations by Tendering Owners	By tendering your Old Notes, you will acknowledge, represent and warrant to and agree with us that, among other things:

•	you are not our “affiliate” (as defined in Rule 405 under the Securities Act);

•	any New Notes you receive in the exchange offer will be acquired by you in the ordinary course of your business;

•

you have no arrangement or understanding with any person to engage in, and you are not engaged in and do not intend to engage in, the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act;

•

you are not a broker-dealer that will receive New Notes in the exchange offer in exchange for Old Notes that you purchased from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act; and

•

if you are a broker-dealer that will receive New Notes for your own account in the exchange offer in exchange for Old Notes that you acquired for your own account as a result of your market-making or other trading activities, you will deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers in connection with any resale of the New Notes you receive. For further information, see “Plan of Distribution.”

You will be required to make these and other acknowledgements, representations, warranties and agreements in order to tender Old Notes in the exchange offer. For further information, see “The

Exchange Offer—Representations by Tendering Owners” and “—Resales of New Notes.”

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. For further information, see “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering the Old Notes	The Old Notes currently are in book-entry form and represented by one or more global Old Notes (the “Global Old Notes”) registered in the name of The Depository Trust Company (“DTC”) or its nominee. Accordingly, you must tender your Old Notes pursuant to DTC’s Automated Tender Offer Program (“ATOP”) and the other procedures described in this prospectus and in the related letter of transmittal.

If you wish to tender your Old Notes pursuant to the exchange offer, you must, among other things, deliver or cause to be delivered to the Exchange Agent (as defined below) prior to 5:00 p.m., New York City time, on the expiration date:

•

a computer-generated message transmitted by DTC to and received by the Exchange Agent and forming a part of the Book-Entry Confirmation (as defined below) stating that the holder of the Old Notes acknowledges and agrees to be bound by the terms of the letter of transmittal included as Annex A to this prospectus (an “Agent’s Message”); and

•	an electronic confirmation from DTC of the book-entry transfer of your Old Notes into the Exchange Agent’s account at DTC (a “Book-Entry Confirmation”).

You may tender any or all of your Old Notes; provided that Old Notes may only be tendered in denominations of $2,000 and integral multiples of $1,000 in excess thereof and, if any Old Note is tendered in part, the untendered portion of such Old Note must be a denomination of $2,000 or an integral multiple of $1,000 in excess thereof. For further information, see “The Exchange Offer—Procedures for Tendering Old Notes” and “—Book-Entry Transfers.”

If you are the beneficial owner of Old Notes in book-entry form that are held through or registered in the name of a broker, dealer, bank or other financial institution or nominee and you wish to tender those Old Notes in the exchange offer, you must promptly instruct such broker, dealer, bank or other financial institution or nominee, as the case may be, to tender those Old Notes on your behalf prior to the expiration of the exchange offer or, if you are a direct participant in DTC, you may give those instructions directly to DTC. This is the only manner in which you will be able to tender your Old Notes.

Withdrawal; Non-Acceptance	You may withdraw, no later than 5:00 p.m., New York City time, on the expiration date of the exchange offer, any Old Notes that you have tendered in the exchange offer by following the procedures described in this prospectus and the related letter of transmittal. Any Old Notes which have been tendered for exchange but which are withdrawn or otherwise are not exchanged for any reason will be credited to the accounts at DTC of the applicable DTC participants without cost to such holders promptly after withdrawal of such Old Notes or expiration or termination of the exchange offer, as the case may be. For further information, see “The Exchange Offer—Withdrawal Rights.”

No Guaranteed Delivery	There are no guaranteed delivery procedures available in connection with the exchange offer. Accordingly, holders of Old Notes must deliver or cause to be delivered their Old Notes and all other required documentation to the Exchange Agent in accordance with the procedures described in this prospectus and the letter of transmittal prior to 5:00 p.m., New York City time, on the expiration date.

No Appraisal or Dissenters’ Rights	Holders of the Old Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Material United States Federal Income Tax Considerations	The exchange of the Old Notes for New Notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. For further information regarding some of the U.S. federal tax considerations that you should take into account in deciding whether or not to exchange Old Notes for New Notes, see “Material United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any proceeds from the exchange offer.

Exchange Agent	The Bank of New York Mellon is the exchange agent (the “Exchange Agent”) for the exchange offer. You can find the address and telephone number of the Exchange Agent on the back cover of this prospectus.

Resales of New Notes	Based on interpretations by the staff of the the SEC contained in no-action letters issued to third parties, we believe that, except as provided in the next sentence and in the second succeeding paragraph, the New Notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act unless:

(1)	you are our “affiliate” (as defined in Rule 405 under the Securities Act);

(2)	the New Notes you receive in the exchange offer will not be acquired by you in the ordinary course of your business; or

(3)

you have an arrangement or understanding with any person to engage in, or you are engaged in or intend to engage in, the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act.

However, if you are a broker-dealer holding Old Notes acquired for your own account as a result of market-making or other trading activities and you receive New Notes in exchange for such Old Notes pursuant to the exchange offer (a “participating broker-dealer”), you may be an “underwriter” within the meaning of the Securities Act and you must (and must acknowledge that you will) deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers and other transferees in connection with any resale or other transfer of such New Notes. However, by so acknowledging and delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A participating broker-dealer may use this prospectus, as amended or supplemented from time to time, in connection with resales and other transfers of New Notes received for its own account in exchange for such Old Notes in the exchange offer for a period ending on the earlier of (i) 180 days after the registration statement of which this prospectus is a part becomes effective and (ii) the date on which such participating broker-dealer is no longer required to deliver a prospectus in connection with resales of New Notes (subject, in either case, to our right to suspend the use of the prospectus under the circumstances described under “Plan of Distribution”), so long as such participating broker-dealer has notified us in an Agent’s Message or otherwise that it will be using this prospectus for such purpose. For further information, see “Plan of Distribution.”

If you fall into one or more of categories (1) through (3) of the second preceding paragraph, if you are participating in the exchange offer for the purpose of participating in a distribution (within the meaning of the Securities Act) of the New Notes to be acquired in the exchange offer, or if you are a broker-dealer that will receive New Notes in the exchange offer in exchange for Old Notes that you acquired from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act, (i) you will not be able to rely on the interpretations of the SEC staff enunciated in the no-action letters mentioned above or in other interpretive letters of similar effect, (ii) you may not tender your Old Notes in the exchange offer, (iii) in the absence of an applicable exemption, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, sale or other transfer of Notes, and (iv) any registration statement used in connection with such offer, sale or other transfer of Notes must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act. Failure to comply with such registration and prospectus delivery requirements may result in liability under the Securities Act and we will not be responsible for, or indemnify you against, any such liability.

Registration Rights Agreement	When we issued the Old Notes, we entered into the Registration Rights Agreement pursuant to which we agreed, on the terms and subject to the conditions set forth therein, to use our commercially reasonable efforts (1) to file a registration statement with respect to an offer to exchange the Old Notes for New Notes that have been registered under the Securities Act and complete the exchange offer within 60 days after such registration statement becomes effective and (2) under certain circumstances, to file and keep effective for a specified period of time a shelf registration with respect to resales of the Old Notes. If we fail to complete the exchange offer within 270 days after June 11, 2018 (which was the date of original issuance of the Old Notes) or to satisfy certain other registration obligations under the Registration Rights Agreement, we will be required to pay Special Interest to the holders of the Old Notes (other than any Old Note that has ceased to be a Registrable Security (as defined under “Description of the Registration Rights Agreement”)). No Special Interest will be payable on New Notes. For additional information, see “Description of the Registration Rights Agreement.”

Risk Factors	An investment in the New Notes involves risks, and, before making a decision to exchange Old Notes for New Notes, you should carefully consider the matters discussed under “Risk Factors” in this prospectus and in the reports we file with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference into this prospectus and which may be obtained as described below under “Where You Can Find More Information” and “Incorporation by Reference.”

Consequences of Not Exchanging Old Notes

If you do not exchange your Old Notes for New Notes in the exchange offer, your Old Notes will remain outstanding and will continue to accrue interest but will remain subject to the restrictions on transfer set forth in the Indenture and in the legend on the certificates evidencing the Old Notes, as well as the restrictions on transfer arising under the Securities Act and any other applicable laws, and you will not be entitled to receive any Special Interest on your Old Notes and will not be entitled (subject to possible limited exceptions) to any registration rights or other rights under the Registration Rights Agreement. In general, you may offer or sell your Old Notes only if:

•

they are offered and sold pursuant to a registration statement which is effective under, and otherwise in compliance with the registration and prospectus delivery requirements of, the Securities Act, or

•	they are offered and sold under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act,

subject, in each of the foregoing cases, to compliance with the securities laws of any other applicable jurisdiction and with the procedures specified in the Indenture, including the delivery of any certificate, opinion of counsel or other information that may be required by the Indenture or by us. We do not intend to register the Old Notes under the Securities Act or to make a prospectus available to enable you to sell or otherwise transfer your Old Notes.

In addition, the exchange offer may have a material adverse effect on the market price and liquidity of any Old Notes that remain outstanding following the exchange offer. See “Risk Factors—Risks Related to the Exchange Offer—If you choose not to exchange your Old Notes in the exchange offer, the transfer restrictions currently applicable to your Old Notes will remain in force and the market price and liquidity of your Old Notes may decline.”

Summary Description of the New Notes

The following is a description of some of the terms of the New Notes. The following information is provided solely for your convenience, is not complete and does not contain all of the information that you need to consider in deciding whether or not to exchange your Old Notes for New Notes. You should read the information appearing in this prospectus under the captions “Risk Factors,” “Description of the New Notes” and “Material United States Federal Income Tax Considerations,” as well as the other information contained in and incorporated by reference into this prospectus and in the letter of transmittal relating to the exchange offer, for additional information concerning the terms of the New Notes and the risks of investing in the New Notes.

For purposes of the information appearing under this caption “Summary Description of the New Notes,” references to “NiSource Inc.,” “the Company,” “we,” “our,” “us” and similar references refer only to NiSource Inc. and not its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

Issuer	NiSource Inc.

Securities Offered	$350,000,000 aggregate principal amount of 3.650% Notes due 2023.

Maturity Date	The New Notes will mature on June 15, 2023.

Interest Rate	The interest rate on the New Notes will be 3.650% per annum.

Interest Payment Dates	Interest on the New Notes will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 2019.

Optional Redemption	At any time before May 15, 2023 (which is the date that is one month prior to maturity of the New Notes (the “Par Call Date”)), we will have the right to redeem the New Notes, in whole or in part and from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the New Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the New Notes being redeemed that would be due if such New Notes matured on the Par Call Date (exclusive of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus, in either case, accrued and unpaid interest on the principal amount of the New Notes being redeemed to, but excluding, such redemption date.

At any time on or after the Par Call Date, we will have the right to redeem the New Notes, in whole or in part and from time to time, at a redemption price equal to 100% of the principal amount of the New Notes being redeemed plus accrued and unpaid interest on the principal amount of the New Notes being redeemed to, but excluding, such redemption. See “Description of the New Notes—Optional Redemption.”

Ranking	The New Notes will be senior, unsecured obligations of NiSource ranking equally in right of payment with other senior indebtedness of NiSource.

The Indenture does not limit the amount of debt that we or any of our subsidiaries may incur.

Limitation on Liens	Subject to certain exceptions, neither we nor any subsidiary of ours other than a utility may issue, assume or guarantee any secured debt, except intercompany indebtedness, without also securing the Notes, unless the total amount of all of the secured debt would not exceed 10% of our consolidated net tangible assets.

No Prior Market	The New Notes will be new securities for which there is no market. Accordingly, we cannot assure you that a liquid market for the New Notes will develop or be maintained.

No Listing	The New Notes will not be listed on any securities exchange or included in any quotation system.

Book Entry Form	The New Notes will be issued in book-entry form and will be represented by one or more global certificates (“Global New Notes”) deposited with, or on behalf of, DTC and registered in its name or in the name of its nominee. Beneficial interests in the Global New Notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and such interests may not be exchanged for New Notes in definitive certificated form except under the limited circumstances described under “Book-Entry Issuance.”

Additional Notes	We may, without the consent of the holders of the New Notes, create and issue additional Notes (“Additional Notes”) having identical terms as the Old Notes initially issued under the Indenture on June 11, 2018 (other than issue date, issue price, the first interest payment date and the date from which interest will accrue, as applicable, and except that any such Additional Notes may, but need not, be subject to or include transfer restrictions, provide for or be entitled to the payment of Special Interest or be entitled to rights under a registration rights agreement), provided that if any Additional Notes are not fungible with such initially issued Old Notes for U.S. federal income tax purposes, such Additional Notes will have separate CUSIP numbers from such initially issued Old Notes. Any such Additional Notes would rank equally with the Old Notes and the New Notes in all respects, would be consolidated and form a single series with the Old Notes and the New Notes and would have the same terms as to status, redemption or otherwise as the Old Notes and the New Notes. See “Description of the New Notes.”

Risk Factors	See the “Risk Factors” section of this offering memorandum for more information.

RISK FACTORS

Risk Factors Associated with the Exchange Offer

If you choose not to exchange your Old Notes in the exchange offer, the transfer restrictions currently applicable to your Old Notes will remain in force and the market price and liquidity of your Old Notes may decline.

If you do not exchange your Old Notes for New Notes in the exchange offer, then your Old Notes will remain outstanding and will continue to accrue interest but will remain subject to the transfer restrictions set forth in the Indenture and in the legend on the certificates evidencing the Old Notes, as well as the restrictions on transfer arising under the Securities Act and any other applicable securities laws, and you will not be entitled to receive any Special Interest on your Old Notes and will not be entitled to any registration rights or other rights under the Registration Rights Agreement (subject to possible limited exceptions). In general, you may offer or sell your Old Notes only if:

•

they are offered and sold pursuant to a registration statement which is effective under, and otherwise in compliance with the registration and prospectus delivery requirements of, the Securities Act, or

•	they are offered and sold under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act,

subject, in each of the foregoing cases, to compliance with the securities laws of any other applicable jurisdiction and with the procedures specified in the Indenture, including the delivery of any certificate, opinion of counsel or other information that may be required by the Indenture or by us. We do not intend to register the Old Notes under the Securities Act or to make a prospectus available to enable you to sell or otherwise transfer your Old Notes.

Any Old Notes exchanged for New Notes in the exchange offer will be cancelled and, as a result, the aggregate principal amount of outstanding Old Notes will be reduced, which may have a material adverse effect on the market price and liquidity of any Old Notes that remain outstanding after the exchange offer and may increase the volatility of the market price of such Old Notes.

You must follow the exchange offer procedures carefully in order to receive the New Notes.

If you do not follow the procedures described in this prospectus and the related letter of transmittal, you will not receive any New Notes. The New Notes will be issued to you in exchange for Old Notes only if you properly tender the Old Notes and deliver all other required documentation (including Agent’s Messages, Book-Entry Confirmations and any other documents delivered electronically through the DTC system) to the Exchange Agent in the manner specified in this prospectus and in the letter of transmittal prior to the expiration of the exchange offer. If you want to tender your Old Notes in exchange for New Notes, you should allow sufficient time to ensure timely delivery. No one is under any obligation to notify you of defects or irregularities with respect to tenders of your Old Notes for exchange or if your Old Notes or any other required documentation are received by the Exchange Agent. If you are the beneficial holder of Old Notes that are held through a broker, dealer, bank or other financial institution or nominee and you wish to tender such Old Notes in the exchange offer, you should promptly contact the entity through which you hold your Old Notes and instruct that entity to tender on your behalf. There are no guaranteed delivery procedures available in connection with the exchange offer. Accordingly, you must deliver your Old Notes and all other required documentation to the Exchange Agent in accordance with the procedures described in this prospectus and the letter of transmittal prior to the expiration of the exchange offer.

Certain persons who participate in the exchange offer must deliver a prospectus in connection with resales of the New Notes.

If you are participating in the exchange offer for the purpose of participating in a distribution (within the meaning of the Securities Act) of the New Notes to be acquired in the exchange offer, if you are a broker-dealer that will receive New Notes in the exchange offer in exchange for Old Notes that you acquired from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, or if you fall into one or more of categories (1) through (3) appearing in the first paragraph under “The Exchange Offer—Resales of New Notes,” you will not be permitted to tender your Old Notes in the exchange offer and, in the absence of an applicable exemption, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, sale or other transfer of your Notes. Failure to comply with such registration and prospectus delivery requirements may result in liability under the Securities Act and we will not be responsible for, or indemnify you against, any such liability.

In addition, a broker-dealer that receives New Notes for its own account in the exchange offer in exchange for Old Notes that it acquired for its own account as a result of its market making or other trading activities (a “participating broker-dealer”) must deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers and other transferees in connection with any resale or other transfer of New Notes received in exchange for such Old Notes in the exchange offer. Although a participating broker-dealer (and not any other broker-dealer) is permitted to use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale or other transfer of any such New Notes, it may do so only if it notifies us, in an Agent’s Message or otherwise, and may only use this prospectus for such purpose for a period ending on the earlier of (i) 180 days after the registration statement of which this prospectus is a part becomes effective and (ii) the date on which such participating broker-dealer is no longer required to deliver a prospectus in connection with resales of New Notes (subject, in each case, to our right to suspend use of the prospectus under the circumstances described under “Plan of Distribution”).

Risks Related to the New Notes

The Notes are obligations of NiSource and not of our subsidiaries and will be structurally subordinated to the claims of our subsidiaries’ creditors.

The Notes are obligations of NiSource and not of our subsidiaries. NiSource is a holding company and, accordingly, conducts substantially all of its operations through its operating subsidiaries. As a result, our cash flow and our ability to service our debt, including the Notes, depend upon the earnings of our subsidiaries and on the distribution of earnings, loans or other payments to us by such subsidiaries.

Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the Notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon such subsidiaries’ earnings and business considerations. As of September 30, 2018 our subsidiaries had approximately $597.3 million of indebtedness.

Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the rights of the holders of the Notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us. If any of our subsidiaries were to issue preferred stock in the future, the Notes would similarly be structurally subordinated to the rights of the preferred stockholders of our subsidiaries.

There is no prior public market for the New Notes, and we cannot assure you that any public market will develop or be sustained after the offering.

The New Notes will constitute a new issue of securities without an established trading market. As a result, a market may not develop for the New Notes and you may not be able to sell your New Notes. In addition, the condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the New Notes. Accordingly, you may be required to bear the financial risk of an investment in the New Notes for an indefinite period of time. There can be no assurance that a market for the New Notes will develop or, if it does develop, that it will continue. If an active public market does not develop, the market price and liquidity of the New Notes may be adversely affected.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the New Notes.

THE EXCHANGE OFFER

On June 11, 2018, we completed a private offering of $350 million aggregate principal amount of Old Notes in a transaction that was not registered under the Securities Act. The Old Notes may not be reoffered, resold or otherwise transferred except pursuant to a registration statement which is effective under, and otherwise in compliance with the registration and prospectus delivery requirements of, the Securities Act, or under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and subject, in each of the foregoing cases, to compliance with the securities laws of any other applicable jurisdiction and with the procedure specified in the Indenture, including the delivery of any certificate, opinion of counsel or other information that may be required by the Indenture or by us. Accordingly, in connection with the offering of the Old Notes, we entered into the Registration Rights Agreement in which we agreed, among other things and on the terms and subject to the conditions set forth therein, to use our commercially reasonable efforts to (1) file with the SEC a registration statement covering the exchange of Old Notes for New Notes, (2) complete the exchange offer no later than 60 days after such registration statement becomes effective and (3) cause such registration statement to remain effective until the earlier of (i) 180 days after such registration statement becomes effective and (ii) the date on which a participating broker-dealer (as defined below) is not required to deliver a prospectus in connection with resales of New Notes. The exchange offer is being made pursuant to the Registration Rights Agreement.

Terms of the Exchange Offer; Period for Tendering Old Notes

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we are offering to issue up to $350 million aggregate principal amount of New Notes in exchange for a like aggregate principal amount of Old Notes. We will accept for exchange Old Notes which are validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the expiration date unless we terminate the exchange offer. As used herein, the term “expiration date” means January     , 2019 (which is the 20th business day following the date of this prospectus), except that if we, in our sole and absolute discretion, extend the period of time during which the exchange offer is open, “expiration date” shall mean the latest date to which the exchange offer has been extended. In exchange for each $1,000 aggregate principal amount of Old Notes validly tendered and not validly withdrawn by the holder thereof prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer and accepted for exchange by us, all on the terms and subject to the conditions set forth in the letter of transmittal and in this prospectus, the tendering holder will receive $1,000 aggregate principal amount of New Notes.

As of the date of this prospectus, $350 million aggregate principal amount of Old Notes is outstanding. This prospectus, together with the letter of transmittal and related documentation, is first being sent on the date hereof to all registered holders of Old Notes whose names appear in the registry books maintained by the registrar for the Old Notes.

We expressly reserve the right, at any time and from time to time in our sole and absolute discretion, to extend the period of time during which the exchange offer is open by giving written notice of such extension to the registered holders of the Old Notes as described below, and to delay acceptance for exchange of any Old Notes. During any such extension or delay, all Old Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us.

We expressly reserve the right, in our sole and absolute discretion, to amend the exchange offer and, upon the occurrence of any of the conditions to the exchange offer specified under “—Conditions to the Exchange

Offer,” not to accept for exchange any Old Notes and to terminate the exchange offer. We will give prompt notice of any extension of the exchange offer, any such amendment that we determine, in our sole and absolute discretion, to constitute a material change in the exchange offer, and of any such termination to registered holders of Old Notes in such manner as we may elect, which may include, without limitation, by means of a press release or other public announcement or by means of electronic notification through DTC’s procedures; provided that, in the case of any extension of the exchange offer, we will give such notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Procedures for Tendering Old Notes

The tender to us of Old Notes by you as set forth in this prospectus and the letter of transmittal and our acceptance of such Old Notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The Old Notes currently are in book-entry form and represented by one or more Global Old Notes registered in the name of DTC or its nominee. Accordingly, you must tender your Old Notes pursuant to DTC’s ATOP procedures and the other procedures described in this prospectus and the related letter of transmittal.

By using the ATOP procedures to tender your Old Notes, you will not be required to deliver a signed letter of transmittal to the Exchange Agent. However, you will be bound by the terms of the letter of transmittal as though you had signed and delivered it. The form of the letter of transmittal is set forth in Annex A to this prospectus.

If you wish to tender your Old Notes pursuant to the exchange offer, you must, among other things, deliver or cause to be delivered to the Exchange Agent prior to 5:00 p.m., New York City time, on the expiration date:

•

a computer generated message transmitted by DTC to and received by the Exchange Agent and forming a part of the Book Entry Confirmation (as defined below) stating that the holder of the Old Notes acknowledges and agrees to be bound by the terms of the letter of transmittal included as Annex A to this prospectus (an “Agent’s Message”); and

•	an electronic confirmation from DTC of the book entry transfer of your Old Notes into the Exchange Agent’s account at DTC (a “Book-Entry Confirmation”).

You may tender any or all of your Old Notes; provided that Old Notes may only be tendered in denominations of $2,000 and integral multiples of $1,000 in excess thereof and, if any Old Note is tendered in part, the untendered portion of such Old Note must be a denomination of $2,000 or an integral multiple of $1,000 in excess thereof. For further information, see “—Book-Entry Transfers.”

To receive confirmation of a tender of Old Notes, you should contact the Exchange Agent at the telephone number set forth on the back cover of this prospectus.

If you are the beneficial owner of Old Notes in book-entry form that are held through or registered in the name of a broker, dealer, bank or other financial institution or nominee and you wish to tender those Old Notes in the exchange offer, you must promptly instruct such broker, dealer, bank or other financial institution or nominee, as the case may be, to tender those Old Notes on your behalf prior to the expiration of the exchange offer or, if you are a direct participant in DTC, you may give those instructions directly to DTC.

Old Notes must be tendered through DTC’s ATOP procedures. You should allow sufficient time to insure delivery to the Exchange Agent before 5:00 p.m., New York City time, on the expiration date. You may request the broker, dealer, bank or other financial institution or nominee through which you may hold Old Notes to effect these transactions for you. No letter of transmittal, Old Notes or other documents should be sent to us.

We, in our sole and absolute discretion, will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange. We reserve the absolute right to reject any and all tenders of any Old Notes not properly tendered and not to accept any Old Notes if acceptance might, in our judgment or our counsel’s, be unlawful. We also reserve the right, in our sole and absolute discretion, to waive any defects or irregularities or conditions of the exchange offer as to any Old Notes either before or after the expiration of the exchange offer (including the right to waive the ineligibility of any holder or beneficial owner who seeks to tender Old Notes in the exchange offer). Our interpretation of the terms and conditions of the exchange offer (including the letter of transmittal and instructions thereto) as to any particular tender of Old Notes or holder or beneficial owner thereof either before or after the expiration of the exchange offer will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within a reasonable period of time, as we in our sole and absolute discretion may determine. We are not, nor is the Exchange Agent or any other person, under any duty to notify you or any other person of any defect or irregularity with respect to your tender of Old Notes for exchange, or if any Agent’s Messages, Book-Entry Confirmations or other documents are or are not received by the Exchange Agent, and no one will be liable for failing to provide such notification.

Representations by Tendering Owners

By tendering Old Notes, you will acknowledge, represent and warrant to and agree with us that, among other things, (i) you are not our “affiliate” (as defined in Rule 405 under the Securities Act), (ii) any New Notes you receive in the exchange offer will be acquired by you in the ordinary course of your business, (iii) you have no arrangement or understanding with any person to engage in, and you are not engaged in and do not intend to engage in, the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act, (iv) you are not a broker-dealer that will receive New Notes in the exchange offer in exchange for Old Notes that you purchased from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act, and (v) if you are a broker-dealer holding Old Notes acquired for your own account as a result of your market making or other trading activities (a “participating broker-dealer”), you will deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers and other transferees in connection with any resale or other transfer of the New Notes you receive in exchange for such Old Notes pursuant to the exchange offer (provided, however, by so acknowledging and by delivering (or making available as aforesaid) a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act). For additional information, see “—Resales of New Notes” and “Plan of Distribution” below.

By tendering Old Notes, you will also acknowledge, represent and warrant to and agree with us that you have full right, power and authority to tender, sell, assign and transfer all right, title and interest in and to the Old Notes tendered and to acquire New Notes issuable upon the exchange of such tendered Old Notes and that, if and when such Old Notes are validly tendered and accepted by us for exchange, we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

If you are unable to make these and other acknowledgements, representations, warranties and agreements in the letter of transmittal, or if you are participating in the exchange offer for the purpose of participating in a distribution (within the meaning of the Securities Act) of the New Notes to be acquired in the exchange offer, or if you are a broker-dealer that will receive New Notes in the exchange offer in exchange for Old Notes that you acquired from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act, you will not be permitted to exchange your Old Notes in the exchange offer and you will be subject to other consequences described below under “—Resales of New Notes.”

Acceptance of Old Notes for Exchange; Delivery of New Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration of the exchange offer, all Old Notes validly tendered and not validly withdrawn and, promptly after acceptance of the Old Notes, we will issue New Notes in an aggregate principal amount equal to the aggregate principal amount of Old Notes so accepted. See “—Conditions to the Exchange Offer.” For purposes of the exchange offer, we will be deemed to have accepted validly tendered Old Notes for exchange if and when we give oral (confirmed in writing) or written notice to the Exchange Agent.

A holder of Old Notes accepted for exchange will receive New Notes in an aggregate principal amount equal to the aggregate principal amount of such Old Notes. Persons who are the registered holders of the New Notes at the close of business on the record date for the first interest payment date following the consummation of the exchange offer will be entitled to receive interest accrued on the New Notes from and including the most recent date to which interest has been paid on the Old Notes to but excluding such interest payment date. Interest will cease to accrue on Old Notes that are exchanged for New Notes pursuant to the exchange offer and holders and beneficial owners of Old Notes will not be entitled to receive any payments in respect of accrued and unpaid interest on Old Notes that are exchanged for New Notes.

In all cases, issuance of New Notes for Old Notes that are accepted for exchange will be made only after timely receipt by the Exchange Agent of:

•	a Book-Entry Confirmation of the transfer of such Old Notes into the Exchange Agent’s account at DTC, and

•	an Agent’s Message.

Any Old Notes which have been tendered for exchange but which are not exchanged for any reason (including, without limitation, because the tender of those Old Notes has been properly withdrawn or because we do not accept those Old Notes for exchange or terminate the exchange offer) will be credited to the accounts at DTC of the applicable DTC participants, without cost to such holders, promptly after withdrawal of such Old Notes or expiration or termination of the exchange offer, as the case may be.

Book-Entry Transfers

For purposes of the exchange offer, the Exchange Agent will request that an account be established with respect to the Old Notes at DTC, unless the Exchange Agent has already established an account with DTC suitable for the exchange offer. Any financial institution that is a direct participant in DTC (a “participant”) may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent’s account at DTC in accordance with DTC’s procedures for transfer and by causing DTC to deliver an Agent’s Message and a Book-Entry Confirmation complying with the terms of the exchange offer to the Exchange Agent through DTC.

Any DTC participant wishing to tender Old Notes in the exchange offer (whether on its own behalf or on behalf of the beneficial owner of Old Notes) should transmit its acceptance to DTC sufficiently far in advance of the expiration of the exchange offer so as to permit DTC to take the following actions prior to 5:00 p.m., New York City time, on the expiration date. DTC will verify such acceptance, execute a book-entry transfer of the tendered Old Notes into the Exchange Agent’s account at DTC and then send to the Exchange Agent a Book-Entry Confirmation of such book-entry transfer. The Book-Entry Confirmation of such book-entry transfer will include an Agent’s Message confirming that such DTC participant acknowledges and agrees (on behalf of itself and on behalf of any beneficial owner of the applicable Old Notes) to be bound by the letter of transmittal. All of the foregoing, together with any other required documents, must be delivered to and received by the Exchange Agent prior to 5:00 p.m., New York City time, on the expiration date.

Withdrawal Rights

You may withdraw, no later than 5:00 p.m., New York City time, on the expiration date of the exchange offer, any Old Notes that you have tendered in the exchange offer. For a withdrawal of tendered Old Notes to be effective, the Exchange Agent must receive, in the case of Old Notes tendered pursuant to DTC’s ATOP procedures, an electronic notice of withdrawal transmitted by DTC on behalf of the DTC participant that tendered such Old Notes no later than 5:00 p.m., New York City time, on the expiration date. The notice of withdrawal must:

•	specify the name and DTC account number of the DTC participant that tendered such Old Notes,

•	identify the Old Notes to be withdrawn (including the CUSIP number) and principal amount of such Old Notes,

•	specify the name and account number at DTC to which the withdrawn Old Notes should be credited, and

•	contain a statement that the holder is withdrawing its election to have the Old Notes exchanged.

Properly withdrawn Old Notes may be retendered by following the procedures described under “—Procedures for Tendering Old Notes” above and in the letter of transmittal at any time prior to 5:00 p.m., New York City time, on the expiration date.

All questions as to the validity, form and eligibility (including time of receipt) of such notices of withdrawal and all other documents submitted and procedures followed in connection therewith will be determined by us in our sole and absolute discretion (which power may be delegated to the Exchange Agent), which determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered and not validly withdrawn and are accepted by us.

Conditions to the Exchange Offer

Notwithstanding any other term of the exchange offer, the exchange offer will be subject to customary conditions, including that (i) the exchange offer does not, in our judgment, violate any applicable law or any applicable interpretation of the staff of the SEC, (ii) no action or proceeding shall have been instituted or threatened by any governmental agency or other person or entity, and no material adverse development shall have occurred in any existing action or proceeding with respect to us and our subsidiaries which, in either case, in our judgment, might materially impair our ability to proceed with the exchange offer and (iii) all governmental consents and approvals that, in our judgment, are necessary in connection with the exchange offer shall have been obtained and shall be in full force and effect.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition and any or all such conditions may be waived by us at any time or from time to time in our sole and absolute discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, and each such right will be deemed an ongoing right which may be asserted at any time.

In addition, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order suspending the effectiveness of the registration statement of which this prospectus is a part is threatened or in effect. In any such event, we must use commercially reasonable efforts to obtain the withdrawal of such stop order.

No Guaranteed Delivery

There are no guaranteed delivery procedures available in connection with the exchange offer. Accordingly, holders of Old Notes must deliver or cause to be delivered their Old Notes and all other required documentation to the Exchange Agent in accordance with the procedures described in this prospectus and the letter of transmittal prior to 5:00 p.m., New York City time, on the expiration date.

No Appraisal or Dissenters’ Rights

Holders of the Old Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Exchange Agent

We have appointed The Bank of New York Mellon as the Exchange Agent for the exchange offer. All Old Notes, Book-Entry Confirmations, Agent’s Messages, notices of withdrawal given through ATOP procedures and other electronic messages delivered through DTC must be delivered to the Exchange Agent through DTC’s systems and procedures. Questions, requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the Exchange Agent at the address and telephone number set forth on the back cover of this prospectus.

ELECTRONIC DELIVERY OF OLD NOTES, BOOK-ENTRY CONFIRMATIONS, AGENT’S MESSAGES, NOTICES OF WITHDRAWAL AND OTHER ELECTRONIC MESSAGES TRANSMITTED TO THE EXCHANGE AGENT OTHER THAN THROUGH DTC’S SYSTEMS AND PROCEDURES DOES NOT CONSTITUTE A VALID DELIVERY.

Fees and Expenses

We will pay the Exchange Agent’s customary fees for its services, reimburse the Exchange Agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and generally pay other registration expenses, including fees and expenses of the Trustee under the Indenture, SEC filing fees, and printing and distribution expenses. We will not pay any discounts, fees or commissions, or make any other payments, to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, upon written request, reimburse brokers, dealers, commercial banks, trust companies and other nominees for their reasonable and documented out-of-pocket expenses incurred in mailing copies of this prospectus, the letter of transmittal and any related documents to beneficial owners of Old Notes.

Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates’ officers and employees and by persons so engaged by us.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the transfer of Old Notes to us or upon our order pursuant to the exchange offer. However, if New Notes and/or Old Notes not exchanged are to be registered or issued in the name of any person other than the registered holder of the tendered Old Notes or if a transfer tax is imposed for any reason other than the transfer of Old Notes to us or upon our order pursuant to the exchange offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder.

Accounting Treatment

We will record the New Notes at the same carrying value as the Old Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes.

Consequences of Not Exchanging Old Notes

If you do not exchange your Old Notes for New Notes in the exchange offer, your Old Notes will remain outstanding and will continue to accrue interest but will remain subject to the restrictions on transfer set forth in the Indenture and in the legend on the certificates evidencing the Old Notes, as well as the restrictions on transfer arising under the Securities Act and any other applicable laws, and you will not be entitled to receive any Special Interest on your Old Notes and will not be entitled to any registration rights or (subject to possible limited exceptions) other rights under the Registration Rights Agreement. In general, you may offer or sell your Old Notes only if:

•

they are offered and sold pursuant to a registration statement which is effective under, and otherwise in compliance with the registration and prospectus delivery requirements of, the Securities Act, or

•	they are offered and sold under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act,

subject, in each of the foregoing cases, to compliance with the securities laws of any other applicable jurisdiction and with the procedures specified in the Indenture, including the delivery of any certificate, opinion of counsel or other information that may be required by the Indenture or by us. We do not intend to register the Old Notes under the Securities Act or to make a prospectus available to enable you to sell or otherwise transfer your Old Notes.

In addition, the exchange offer may have a material adverse effect on the market price and liquidity of any Old Notes that remain outstanding following the exchange offer. See “Risk Factors—Risks Related to the Exchange Offer—If you choose not to exchange your Old Notes in the exchange offer, the transfer restrictions currently applicable to your Old Notes will remain in force and the market price and liquidity of your Old Notes may decline.”

Resales of New Notes

Based on interpretations by the staff of the SEC contained in no-action letters issued to third parties (for example, Exxon Capital Holdings Corporation (May 13, 1988), Morgan Stanley & Co. Incorporated (June 5, 1991) and Shearman & Sterling (July 2, 1993)), we believe that, except as provided in the next sentence and in the second succeeding paragraph, the New Notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act unless:

(1)	you are our “affiliate” (as defined in Rule 405 under the Securities Act);

(2)	the New Notes you receive in the exchange offer will not be acquired by you in the ordinary course of your business; or

(3)

you have an arrangement or understanding with any person to engage in, or you are engaged in or intend to engage in, the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act.

However, if you are a broker-dealer holding Old Notes acquired for your own account as a result of market-making or other trading activities and you receive New Notes in exchange for such Old Notes pursuant to the exchange offer (a “participating broker-dealer”), you may be an “underwriter” within the meaning of the Securities Act and you must (and must acknowledge and agree that you will) deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers and other transferees in connection with any resale or other transfer of such New Notes. However, by so acknowledging and delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A participating broker-dealer may use this prospectus, as amended or supplemented from time to time, in connection with resales or other transfers of New Notes received for its own account in the exchange offer in exchange for Old Notes that it acquired for its own account as a result of market-making or other trading activities for a period ending on the earlier of (i) 180 days after the registration statement of which this prospectus is a part becomes effective and (ii) the date on which such participating broker-dealer is no longer required to deliver a prospectus in connection with resales of New Notes

(subject, in each case, to our right to suspend use of this prospectus under the circumstances described under “Plan of Distribution”), so long as such participating broker-dealer has notified us in an Agent’s Message or otherwise prior to 5:00 p.m., New York City time, on the expiration date that it will be using this prospectus for such purpose. For further information, see “Plan of Distribution.”

If you fall into one or more of the categories set forth in clauses (1) through (3) of the second preceding paragraph, if you are participating in the exchange offer for the purpose of participating in a distribution (within the meaning of the Securities Act) of the New Notes to be acquired in the exchange offer, or if you are a broker-dealer that will receive New Notes in the exchange offer in exchange for Old Notes that you acquired from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act, (i) you will not be able to rely on the interpretations of the SEC staff enunciated in the no-action letters mentioned above or in other interpretive letters of similar effect, (ii) you will not be permitted to tender your Old Notes in the exchange offer, (iii) in the absence of an applicable exemption, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, sale or other transfer of Notes, and (iv) any registration statement used in connection with such offer, sale or other transfer of Notes must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act. Failure to comply with such registration and prospectus delivery requirements may result in liability under the Securities Act and we will not be responsible for, or indemnify you against, any such liability. Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer will be deemed to acknowledge and agree that it will deliver (or, to the extent permitted by applicable law, make available) to purchasers and other transferees a prospectus meeting the requirements of the Securities Act in connection with any resale or other transfer of New Notes received in the exchange offer as aforesaid, but only participating broker-dealers will be entitled, subject to the limitations described above, to use this prospectus, as amended or supplemented from time to time, in connection with resales or other transfers of New Notes received in the exchange offer.

We have not entered into any arrangement or understanding with any person who will receive New Notes in the exchange offer to distribute those New Notes following the completion of the exchange offer, and we are not aware of any person that will participate in the exchange offer with a view to distribution (within the meaning of the Securities Act) of the New Notes to be received in the exchange offer.

We do not intend to request the SEC to consider, and the SEC has not considered, the exchange offer in the context of a similar no-action letter. As a result, we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in the circumstances described in the no action letters referred to above.

DESCRIPTION OF THE NEW NOTES

The Old Notes were, and the New Notes will be, issued under an indenture, dated as of November 14, 2000 (as supplemented on November 14, 2000, November 30, 2017 and June 11, 2018, the “Indenture”), between NiSource and The Bank of New York Mellon (as successor in interest to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank), as trustee (the “Trustee”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. Unless otherwise indicated or the context requires otherwise, in this Description of the Notes, references to “NiSource” are to NiSource Inc. and not to any of its subsidiaries.

The following description is a summary of the material provisions of the Notes and the Indenture but does not contain a complete description of them. This Description of the New Notes is qualified in its entirety by the provisions of the Indenture, and we urge you to read it in its entirety because it, and not this description, defines your rights as a holder of the New Notes. You may obtain a copy of the form of the Indenture (which includes the form of the Notes) as described under “Where You Can Find More Information.”

General

On June 11, 2018 (the “Issue Date”), we issued $350 million aggregate principal amount of Old Notes, all of which are outstanding as of the date of this prospectus. We will issue up to $350 million aggregate principal amount of New Notes in exchange for a like aggregate principal amount of outstanding Old Notes in the exchange offer. Any Old Notes that are exchanged for New Notes pursuant to the exchange offer will be cancelled and, as a result, the aggregate principal amount of outstanding Notes will not increase as a result of the exchange offer. The Old Notes, the New Notes and any Additional Notes we may issue in the future under the Indenture will be treated as a single class for all purposes under the Indenture for purposes of, among other things, payments of principal and interest, events of default, waivers, amendments, redemptions and offers to purchase. Unless otherwise expressly stated or the context otherwise requires, in this “Description of the New Notes” section, references to the Notes include the Old Notes, the New Notes and any Additional Notes.

The New Notes will be:

•	direct senior unsecured obligations of NiSource;

•	equal in right of payment to all of our existing and future unsecured and unsubordinated debt; and

•	senior in right of payment to any of our future subordinated indebtedness.

Maturity, Interest and Payment

The New Notes will mature on June 15, 2023, subject to earlier redemption at our option as described under “—Optional Redemption.” The New Notes will bear interest at a rate of 3.650% per annum from and including December 15, 2018 (the most recent interest payment date for the Old Notes), payable semi-annually in arrears on June 15 and December 15 of each year, beginning June 15, 2019. Interest payable on each interest payment date for the Notes will be paid to the persons in whose name the Notes are registered at the close of business on each June 1 and December 1 (whether or not a business day).

If an interest payment date falls on a day that is not a business day, interest will be payable on the next succeeding business day with the same force and effect as if made on such interest payment date. Interest on the Notes will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

Special Interest will not be payable on the New Notes, and the New Notes will not be entitled to registration rights.

Optional Redemption

At any time before May 15, 2023 (which is the date that is one month prior to maturity of the Notes (the “Par Call Date”)), we will have the right to redeem the Notes, in whole or in part and from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed that would be due if the Notes matured on the Par Call Date (exclusive of interest accrued to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, plus, in either case, accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, such redemption date.

At any time on or after the Par Call Date, we will have the right to redeem the Notes, in whole or in part and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, such redemption date.

For purposes of the optional redemption provisions, the following terms have the following meanings:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed (assuming, for this purpose, that the Notes matured on the Par Call Date), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Quotation Agent obtains fewer than four Reference Treasury Dealer Quotations for such redemption date, the average of all such Reference Treasury Dealer Quotations as determined by us.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means each of Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and a Primary Treasury Dealer (as defined below) selected by MUFG Securities Americas Inc., or their respective affiliates or successors, each of which is a primary U.S. Government securities dealer in the United States (a “Primary Treasury Dealer”); provided, however, that if any of the foregoing or their affiliates or successors shall cease to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer for them.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Selection and Notice of Redemption

If we are redeeming less than all the Notes at any time, the Notes to be redeemed will be selected in accordance with applicable policies and procedures of DTC.

We will cause notices of redemption to be mailed by first-class mail (or otherwise deliver) at least 10 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. We will issue a Note in principal amount equal to the unredeemed portion of the original Note in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption will become due on the date fixed for redemption. On or after the redemption date, interest will cease to accrue on Notes or portions of them called for redemption.

Additional Notes

We may, without the consent of the holders of the Notes, create and issue additional Notes (“Additional Notes”) under the Indenture having identical terms as the Old Notes initially issued under the Indenture on the Issue Date (other than issue date, and, if applicable, issue price, the first interest payment date and the date from which interest will accrue, and except that any such Additional Notes may, but need not, be subject to or include transfer restrictions, provide for or be entitled to the payment of Special Interest or be entitled to rights under a registration rights agreement), provided that if any Additional Notes are not fungible with the Old Notes initially issued on the Issue Date for U.S. federal income tax purposes, such Additional Notes will have separate CUSIP numbers from the Old Notes initially issued on the Issue Date. Any such Additional Notes would rank equally with the Old Notes and the New Notes in all respects, would be consolidated and form a single series with the Old Notes and the New Notes and would have the same terms as to status, redemption or otherwise as the Old Notes and the New Notes. No Additional Notes may be issued if an Event of Default under the Indenture has occurred and is continuing with respect to the Notes.

Forms and Denominations

The Notes will be issued as one or more global securities in the name of a nominee of DTC and will be available only in book-entry form. See “Book-Entry Issuance.” The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Consolidation, Merger, Conveyance, Transfer or Lease

NiSource shall not consolidate or merge with any other corporation or convey, transfer or lease substantially all of its assets or properties to any entity unless:

•	that corporation or entity is organized under the laws of the United States or any state thereof;

•	that corporation or entity assumes NiSource’s obligations, as applicable, under the Indenture;

•	after giving effect to the transaction, we are not in default under the Indenture; and

•	we deliver to the Trustee an officer’s certificate and an opinion of counsel to the effect that the transaction complies with the Indenture.

(See Section 801.)

Limitation on Liens

As long as any Notes remain outstanding, neither we nor any subsidiary of ours other than a utility may issue, assume or guarantee any debt secured by any mortgage, security interest, pledge, lien or other encumbrance on any property owned by us or that subsidiary, except intercompany indebtedness, without also securing the Notes equally and ratably with (or prior to) the new debt, unless the total amount of all of the secured debt would not exceed 10% of the consolidated net tangible assets of us and our subsidiaries (other than utilities).

The lien limitations do not apply to our or a subsidiary’s ability to do the following:

•	create mortgages on any property and on certain improvements and accessions on such property acquired, constructed or improved after the date of the Indenture;

•	assume existing mortgages on any property or indebtedness of an entity which is merged with or into, or consolidated with us or any subsidiary;

•	assume existing mortgages on any property or indebtedness of an entity existing at the time it becomes a subsidiary;

•	create mortgages to secure debt of a subsidiary to NiSource or to another subsidiary;

•

create mortgages in favor of governmental entities to secure payment under a contract or statute or mortgages to secure the financing of constructing or improving property, including mortgages for pollution control or industrial revenue bonds;

•	create mortgages to secure debt of NiSource or our subsidiaries maturing within 12 months and created in the ordinary course of business;

•	create mortgages to secure the cost of exploration, drilling or development of natural gas, oil or other mineral property;

•	continue mortgages existing on the date of the Indenture; and

•

create mortgages to extend, renew or replace indebtedness secured by any mortgage referred to above provided that the principal amount of indebtedness and the property securing the indebtedness shall not exceed the amount secured by the mortgage being extended, renewed or replaced.

(See Section 1008.)

Events of Default

The Indenture provides, with respect to the Notes, that any of the following events constitutes an “Event of Default”:

•	we default in the payment of any interest upon any Note that becomes due and payable and the default continues for 60 days;

•	we default in the payment of principal of or any premium on any Note when due at its maturity, on redemption, by declaration or otherwise and the default continues for three business days;

•

we default in the performance of or breach any covenant or warranty in the Indenture for 90 days after written notice to us from the Trustee or to us and the Trustee from the holders of at least 33% of the Notes;

•

we default under any mortgage, indenture or instrument under which there may be issued, secured or evidenced indebtedness constituting a failure to pay in excess of $50,000,000 of the principal or interest when due and payable, and, in the event such debt has become due as the result of an acceleration, such acceleration is not rescinded or annulled or such debt is not paid within 60 days after written notice to us from the Trustee or to us and the Trustee from the holders of at least 33% of the outstanding debt securities of that series; or

•	certain events of bankruptcy, insolvency or reorganization of NiSource.

(See Section 501.)

If an Event of Default occurs with respect to the Notes, the Trustee or the holders of 33% in principal amount of the outstanding Notes may declare the Notes due and payable immediately. (See Section 502.)

The holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture, or exercising any trust or power conferred on the Trustee with respect to the Notes. The Trustee may refuse to follow directions that are in conflict with law or the Indenture, that expose the Trustee to personal liability or that are unduly prejudicial to other holders. The Trustee may take any other action it deems proper that is not inconsistent with those directions. (See Section 512.)

The holders of a majority in principal amount of the outstanding Notes may waive any past default under the Indenture and its consequences, except a default:

•	in respect of a payment of principal of, or premium, if any, or interest on any Note; or

•	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each affected Note.

(See Section 513.)

At any time after the holders of the Notes declare that the Notes are due and immediately payable, the holders of a majority in principal amount of the outstanding Notes may rescind and cancel the declaration and its consequences: (1) before the Trustee has obtained a judgment or decree for money, (2) if all defaults (other than the non-payment of principal which has become due solely by reason of the declaration) have been waived or cured, or (3) if we have paid or deposited with the Trustee an amount sufficient to pay:

•	all overdue interest on the Notes;

•	the principal of, and premium, if any, or interest on any Notes which are due other than by reason of the declaration;

•	interest on overdue interest (if lawful); and

•	sums paid or advanced by and amounts due to the Trustee under the Indenture.

(See Section 502.)

Modification of Indenture

NiSource and the Trustee may modify or amend the Indenture, without the consent of the holders of any Notes, for any of the following purposes:

•	to evidence the succession of another person as obligor under the Indenture;

•	to add to NiSource’s covenants or to surrender any right or power conferred on NiSource under the Indenture;

•	to add events of default;

•

to add or change any provisions of the Indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal or premium on registered securities or of principal or premium or any interest on bearer securities, to permit registered securities to be exchanged for bearer securities or to permit the issuance of securities in uncertificated form (so long as the modification or amendment does not materially adversely affect the interest of the holders of Notes of any series);

•	to change or eliminate any provisions of the Indenture (so long as there are no outstanding Notes entitled to the benefit of the provision);

•	to secure the Notes;

•	to establish the form or terms of Notes of any series;

•	to evidence or provide for the acceptance or appointment by a successor indenture trustee or facilitate the administration of the trust under the Indenture by more than one indenture trustee;

•	to cure any ambiguity, defect or inconsistency in the Indenture (so long as the cure or modification does not materially adversely affect the interest of the holders of Notes of any series); or

•	to conform the Indenture to any amendment of the Trust Indenture Act.

(See Section 901.)

The Indenture provides that we and the Trustee may amend the Indenture or any series of debt securities (including the Notes) with the consent of the holders of a majority in principal amount of the then outstanding debt securities of each series affected by the amendment voting as one class. However, without the consent of each holder of any outstanding debt securities affected, an amendment or modification may not, among other things:

•	change the stated maturity of the principal or interest on any debt security;

•	reduce the principal amount of, rate of interest on, or premium payable upon the redemption of any debt security;

•	change the method of calculating the rate of interest on any debt security;

•	change any obligation of NiSource to pay additional amounts in respect of any debt security;

•	reduce the principal amount of a discount security that would be payable upon acceleration of its maturity;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	impair a holder’s right to institute suit for the enforcement of any payment after the stated maturity or after any redemption date or repayment date;

•	reduce the percentage of holders of debt securities necessary to modify or amend the Indenture or to consent to any waiver under the Indenture;

•	change any obligation of NiSource to maintain an office or agency in each place of payment or to maintain an office or agency outside the United States; or

•	modify these requirements or reduce the percentage of holders of debt securities necessary to waive any past default of certain covenants.

(See Section 902.)

Satisfaction and Discharge

Under the Indenture, we can terminate our obligations with respect to the Notes not previously delivered to the Trustee for cancellation when they:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving notice of redemption.

We may terminate our obligations with respect to the Notes by depositing with the Trustee, as trust funds dedicated solely for that purpose, an amount sufficient to pay and discharge the entire indebtedness on the Notes. In that case, the Indenture will cease to be of further effect, and our obligations will be satisfied and discharged with respect to the Notes (except as to our obligations to pay all other amounts due under the Indenture and to provide certain officers’ certificates and opinions of counsel to the Trustee). At our expense, the Trustee will execute proper instruments acknowledging the satisfaction and discharge.

(See Section 401.)

Governing Law

The Indenture and the Old Notes are, and the New Notes will be, governed by the internal laws of the State of New York.

Information Concerning the Trustee

Prior to default, the Trustee will perform only those duties specifically set forth in the Indenture. After default, the Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Notes unless the holder offers the Trustee reasonable indemnity against the costs, expenses and liability that the Trustee might incur in exercising those powers. The Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that it may not receive repayment or adequate indemnity. (See Section 601.)

Because The Bank of New York Mellon is also the trustee under the indenture for our subordinated debt securities, it may be required to resign as trustee under the Indenture if there is an event of default under one of the indentures.

BOOK-ENTRY ISSUANCE

The New Notes initially will be issued in book-entry form represented by one or more Global New Notes registered in the name of DTC or its nominee. The Old Notes were initially issued and, as of the date of this prospectus, remain in book-entry form evidenced by one or more Global Old Notes registered in the name of DTC or its nominee. The Global Old Notes were, and the Global New Notes will be, deposited upon issuance with the Trustee, as custodian for DTC, in each case for credit to the accounts of direct participants in DTC as described below.

Except as set forth below, the Notes in book-entry form evidenced by one or more global Notes (“Global Notes,” which term includes, unless otherwise expressly stated or the context otherwise requires, the Global New Notes and the Global Old Notes”) may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive Notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

Transfers of beneficial interests in the Global Notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, S.A. (“Clearstream”), as applicable, which may change from time to time.

The Trustee is acting as the initial paying agent and registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the registrar.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Neither we nor the Trustee take any responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation. The Depository Trust & Clearing Corporation is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. The Depository Trust & Clearing Corporation is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to its Direct Participants and Indirect Participants are on file with the SEC.

Pursuant to procedures established by DTC, ownership of interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Direct Participants) or by the Direct Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Direct Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Direct Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are Direct Participants. Euroclear and Clearstream hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries, which in turn hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. acts as depositary for Clearstream, and JPMorgan Chase Bank acts as depositary for Euroclear. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of those systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, we and the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the Trustee nor any agent of ours or the Trustee’s has or will have any responsibility or liability for:

•

any aspect of DTC’s records or any Direct Participant’s or Indirect Participant’s records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Direct Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

•	any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

DTC’s current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Direct Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Direct Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Direct Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Direct Participants or the Indirect Participants and will not be our responsibility or the responsibility of DTC or the Trustee. Neither we nor the Trustee will be liable for any delay by DTC or any of the Direct Participants or the Indirect Participants in identifying the beneficial owners of the Notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Except for trades involving only Euroclear and Clearstream participants, interests in the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See “—Same-Day Settlement and Payment.” Subject to the transfer restrictions applicable to Old Notes and to any Additional Notes we may issue in the future, transfers between the Direct Participants will be effected in accordance with DTC’s procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the Old Notes and that may be applicable to any Additional Notes we may issue in the future, cross-market transfers between the Direct Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary. However, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Direct Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Direct Participant or Direct Participants has or have given such direction. However, if there is an event of default under the Notes, DTC reserves the right to exchange the Global Notes for Certificated Notes (which, in the case of Old Notes and any Additional Notes we may issue in the future that are subject to transfer restrictions, will bear the applicable restrictive legend set forth in the Indenture unless we determine otherwise), and to distribute such Certificated Notes to its Direct Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among their respective participants, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the Trustee nor any of our or its agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC, Euroclear and Clearstream has been obtained from sources that we believe to be reliable, but we do not take any responsibility for the accuracy thereof. We have no responsibility for the performance by DTC, Euroclear or Clearstream or their participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

•

DTC (1) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (2) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary; or

•	there has occurred and is continuing an event of default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated

Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and, in the case of Old Notes and any Additional Notes we may issue in the future that are subject to transfer restrictions, will bear the applicable restrictive legend set forth in the Indenture, unless that legend is not required by applicable law.

Same Day Settlement and Payment

We will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The Notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time-zone differences, credits of interests in the Global Notes received in Euroclear or Clearstream as a result of a transaction with a DTC Direct Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions involving interests in such Global Notes settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Euroclear or Clearstream as a result of sales of interests in the Global Notes by or through a Euroclear or Clearstream participant to a DTC Direct Participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

DESCRIPTION OF THE REGISTRATION RIGHTS AGREEMENT

The following description of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which has been filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and which may be obtained as described under “Where You Can Find More Information” and “Incorporation by Reference.”

In connection with the issuance of the Old Notes, we entered into a registration rights agreement (the “Registration Rights Agreement”) with representatives of the initial purchasers of the Old Notes. Pursuant to the Registration Rights Agreement, we agreed, among other things, for the benefit of the holders of the Old Notes and at our own expense, (i) to file an exchange offer registration statement (the “exchange offer registration statement”) with the SEC with respect to an offer to exchange the Old Notes for New Notes that have been registered under the Securities Act (an “exchange offer”), (ii) to use our commercially reasonable efforts to cause the exchange offer registration statement to be declared effective by the SEC under the Securities Act, (iii) to keep the exchange offer registration statement effective for use by one or more participating broker-dealers (as defined herein) until the earlier of (a) 180 days after the last exchange date and (b) the date on which a participating broker-dealer is no longer required to deliver a prospectus in connection with any market-making or other trading activities, and (iv) to use our commercially reasonable efforts to consummate the exchange offer within 60 calendar days after the exchange offer registration statement becomes effective.

The exchange offer registration statement, of which this prospectus forms a part, became effective on the date hereof, and we have commenced the exchange offer in accordance with the requirements of the Registration Rights Agreement. However, there can be no assurance that the exchange offer will be completed on a timely basis, or at all, or that the exchange offer will be completed on the terms contemplated by the Registration Rights Agreement or at all.

Under existing SEC interpretations, New Notes acquired in the exchange offer by holders of Old Notes will be freely transferable without further registration under the Securities Act if the holder of the New Notes represents that it is acquiring the New Notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the New Notes and that it is not an affiliate of ours, as such terms are interpreted by the SEC, provided that participating broker-dealers receiving New Notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such New Notes. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to New Notes (other than a resale of an unsold allotment from the original sale of the Old Notes) with the prospectus contained in an exchange offer registration statement relating to such New Notes.

Under the Registration Rights Agreement, we are required to allow participating broker-dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in an exchange offer registration statement in connection with the resale of New Notes for up to 180 days following the effective date of the exchange offer registration statement.

A holder of Old Notes (other than certain specified holders) who wishes to exchange its Old Notes for New Notes in the exchange offer will be required to represent that any New Notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes and that it is not an “affiliate” of ours, as defined in Rule 405 of the Securities Act or, if it is an affiliate, such holder agrees to comply with the applicable registration and prospectus delivery requirements of the Securities Act.

With regard to the Old Notes, if (i) applicable law or SEC policy does not permit us to effect a registered exchange offer provided for under the Registration Rights Agreement, (ii) for any other reason the exchange offer is not consummated by the date that is 270 days after the Issue Date (or if such 270th day is not a business day, the next succeeding business day) (the “Target Registration Date”), or (iii) we receive a written request within 30 days following consummation of the exchange offer from an initial purchaser of the Old Notes representing that a shelf registration statement must be filed in connection with any public offering or sale of the Old Notes that are not eligible to be exchanged for New Notes in the exchange offer and that are held by it following consummation of the exchange offer, we will, at our cost, (a) as promptly as practicable file a shelf registration statement covering resales of the Old Notes, (b) use our commercially reasonable efforts to cause the shelf registration statement to become effective under the Securities Act prior to the later of the Target Registration Date or 90 days after the date the obligation to file the shelf registration statement arises and (c) use our commercially reasonable efforts to keep the shelf registration statement effective until the Old Notes have been exchanged or disposed of pursuant to such shelf registration statement or until the Old Notes cease to be outstanding.

We will, if a shelf registration statement is filed, among other things, provide to each holder for whom such shelf registration statement was filed copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes covered by such shelf registration statement. A holder selling such Old Notes pursuant to the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification obligations).

If (a) an exchange offer is not completed or the shelf registration statement does not become effective, in each case by the date specified for such effectiveness, or (b) after either the exchange offer registration statement or the shelf registration statement provided for under such agreement has become effective, such registration statement ceases to be effective or the prospectus contained therein ceases to be usable (subject to certain exceptions) in connection with resales of Old Notes in accordance with and during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) and (b), a “Registration Default”), then, as liquidated damages, interest (“Special Interest”) in addition to the stated interest on the Old Notes will accrue on the principal amount of the Old Notes (other than any Old Note that has ceased to be a Registrable Security) from and including the date on which any such Registration Default related to such series shall occur to but excluding the date on which all such Registration Defaults have been cured. Special Interest will accrue at an initial rate of 0.25% per annum for the first 90-day period beginning on the day immediately following such Registration Default, plus an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such Registration Default ends, up to a maximum rate of 1.00% per annum. We will pay Special Interest on regular interest payment dates in the same manner as other interest. The provisions for Special Interest will be the only monetary remedy with respect to a Registration Default available to holders under the Registration Rights Agreement.

On and after the date on which all Registration Defaults shall have been cured or shall otherwise cease to exist, Special Interest will no longer accrue on the Old Notes. If an Old Note ceases to be a Registrable Security, Special Interest will no longer accrue on such Old Note. All Old Notes were Registrable Securities when originally issued. However, any Old Note will cease to be a “Registrable Security” when (i) a registration statement with respect to the Old Notes has become effective under the Securities Act and such Old Note has been exchanged or disposed of pursuant to such registration statement, (ii) such Old Note ceases to be outstanding, (iii) an exchange offer with respect to the Old Notes is completed, except, solely in the case of this clause (iii), for any Old Note that is held by a broker-dealer that was an initial purchaser of Old Notes directly from us and was ineligible to be exchanged in such exchange offer, or (iv) such Old Note is sold or transferred pursuant to Rule 144. Accordingly, upon completion of the exchange offer, all of the Old Notes will cease to be Registrable Securities, other than such Old Notes, if any, that are covered by the exception set forth in clause (iii) of the preceding sentence. New Notes will not be Registrable Securities, will not be entitled to receive Special Interest, and will not be entitled to any registration rights or (subject to limited exceptions) other rights under the Registration Rights Agreement.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summarizes certain material United States federal income tax consequences relating to (i) the exchange of Old Notes for New Notes pursuant to this exchange offer and (ii) the purchase, ownership and disposition of the New Notes by U.S. Holders and non-U.S. Holders (each as defined below). This summary deals only with beneficial owners of Old Notes that purchased the Old Notes for cash in the original issuance at their issue price (the first price at which a substantial amount of the Old Notes was sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

This discussion is based on:

•	the Code;

•	current, temporary and proposed Treasury regulations promulgated under the Code;

•	the legislative history of the Code;

•	current administrative interpretations and practices of the Internal Revenue Service (the “IRS”); and

•	court decisions;

all as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS, except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any change could apply retroactively to transactions preceding the date of the change. The tax considerations contained in this discussion may be challenged by the IRS, and we have not requested, and do not plan to request, any rulings from the IRS concerning the Notes.

The tax treatment of a holder of the Notes may vary depending upon a holder’s particular situation. Certain holders (including, but not limited to, certain financial institutions, insurance companies, broker-dealers, persons who mark-to-market the Notes, an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements, tax-exempt organizations, regulated investment companies, real estate investment trusts, U.S. Holders (as defined below) whose functional currency for tax purposes is not the U.S. dollar, expatriates and persons holding Notes as part of a “straddle,” “hedge” or “conversion transaction”) may be subject to special rules not discussed below. This discussion is limited to holders who will hold the Notes as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code.

YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF YOUR PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

As used herein, the term “U.S. Holder” means a beneficial owner of Notes that is for United States federal income tax purposes (1) a citizen or resident of the United States, (2) a corporation, including for this purpose an entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof, (3) an estate whose income is subject to United States federal income tax regardless of its source, or (4) a trust, if both (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts that are beneficial holders of the Notes and in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons also will be U.S. Holders. As used herein, the term “Non-U.S. Holder” means a beneficial owner (other than an entity or arrangement treated as a partnership for United States federal income tax purposes) of Notes that is not a U.S. Holder.

If a partnership (including for this purpose any entity or arrangement treated as a partnership for United States federal income tax purposes) holds Notes, the treatment of a partner in the partnership will generally depend on the status of the partner and activities of the partnership. A holder that is a partnership and partners in such partnership should consult their tax advisors regarding the United States federal income tax consequences of purchasing, owning and disposing of the Notes.

Treatment of Exchange under the Exchange Offer

The exchange of the Old Notes for New Notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. A holder will not realize any taxable gain or loss as a result of exchanging the Old Notes for New Notes, and, upon the exchange, the holder will have the same tax basis and holding period in the New Notes as the holder had in the Old Notes immediately before the exchange.

U.S. Holders

Interest

Stated interest on the New Notes will be included in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with the U.S. Holder’s regular method of tax accounting.

Original issue discount

The Old Notes were issued at a price that was within the de minimis exception to the original issue discount (“OID”) provisions of the Code, and, accordingly, U.S. Holders will continue not to be subject to the OID provisions with respect to the New Notes.

Sale, retirement, redemption or other taxable disposition

In general, a U.S. Holder of the New Notes will recognize gain or loss upon the sale, retirement, redemption or other taxable disposition of such New Notes in an amount equal to the difference between (1) the amount of cash (including, without limitation, any “make-whole” premium in the event of a redemption requiring its payment) and the fair market value of property received in exchange therefor (except to the extent attributable to the payment of accrued and unpaid interest, which generally will be taxable to a holder as ordinary income) and (2) the U.S. Holder’s adjusted tax basis in such New Notes. A U.S. Holder’s tax basis in the New Notes generally will be equal to such U.S. Holder’s tax basis in the Old Notes. The portion of any proceeds that is attributable to accrued and unpaid interest will not be taken into account in computing the U.S. Holder’s capital gain or loss, but will instead be treated as interest income, as described under “—Interest” above. Net capital gain (i.e. generally, capital gain in excess of capital loss) recognized by a non-corporate U.S. Holder from the sale of a capital asset that has been held for more than 12 months is currently subject to United States federal income tax at a rate not to exceed 20%. Net capital gain from the sale of an asset held for 12 months or less will be subject to United States federal income tax at ordinary income tax rates. In addition, capital gain recognized by a corporate taxpayer will continue to be subject to United States federal income tax at the ordinary income tax rates applicable to corporations. The ability to deduct capital losses is subject to limitations under the Code.

Additional tax on investment income

A U.S. Holder that is an individual, estate or trust that does not fall into a special class of trusts that is exempt from such tax is subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. Holder’s net investment income will generally include its interest income and net gain from the disposition of the New Notes, unless such interest income and net gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Net investment income may, however, be reduced by properly allocable deductions to such income. U.S. Holders that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of this 3.8% Medicare tax to their income and gains from the New Notes.

Non-U.S. Holders

Interest

Except if interest on the New Notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the U.S., and subject to the backup withholding and FATCA summary below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on payments of interest on the New Notes provided that such Non-U.S. Holder (A) does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of NiSource’s stock entitled to vote, (B) is not a controlled foreign corporation that is related to NiSource directly or constructively through stock ownership, (C) is not a bank receiving such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (D) satisfies certain certification requirements. Such certification requirements will be met if (x) the Non-U.S. Holder provides its name and address, and certifies on an IRS Form W-8BEN or IRS Form W-8BEN-E (or a substantially similar form), under penalties of perjury, that it is not a U.S. Person or (y) a securities clearing organization or certain other financial institutions holding the New Notes on behalf of the Non-U.S. Holder certifies on IRS Form W-8IMY, under penalties of perjury, that such certification has been received by it and furnishes us or our paying agent with a copy thereof. In addition, we and our paying agent must not have actual knowledge or reason to know that the beneficial owner of the New Notes is a U.S. Person.

If interest on the New Notes is not effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the U.S., or, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the U.S., but such Non-U.S. Holder does not satisfy the other requirements outlined in the preceding paragraph, interest on the New Notes generally will be subject to U.S. withholding tax at a 30% rate (or a lower applicable treaty rate).

If interest on the New Notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the U.S., and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the U.S., such Non-U.S. Holder generally will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. Persons generally (and, with respect to corporate Non-U.S. Holders, may also be subject to a 30% branch profits tax (or a lower applicable treaty branch profits tax rate)). If interest on the New Notes is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the U.S., and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the U.S., such interest payments will not be subject to U.S. withholding tax so long as the Non-U.S. Holder provides us or our paying agent with the appropriate documentation (generally an IRS Form W-8ECI).

Sale or Other Taxable Disposition of the New Notes

Subject to the backup withholding and FATCA summaries below, a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax with respect to gain, if any, recognized on the sale or other taxable disposition of the New Notes. A Non-U.S. Holder also generally will not be subject to U.S. federal income tax with respect to such gain, unless (i) the gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the U.S., and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the U.S., or (ii) in the case of a Non-U.S. Holder that is a nonresident alien individual, such Non-U.S. Holder is present in the U.S. for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied. In the case described in (i) above, gain or loss recognized on the disposition of the New Notes generally will be subject to U.S. federal income taxation in the same manner as if such gain or loss were recognized by a U.S. Person, and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty branch profits tax rate). In the case described in (ii) above, the Non-U.S. Holder will be subject to a 30% tax (or lower applicable treaty rate) on any capital gain recognized on the disposition of the New Notes (after being offset by certain U.S. source capital losses).

Information Reporting and Backup Withholding

U.S. Holders

Payments to a U.S. Holder of interest on a New Note, or proceeds from the sale or other disposition of a New Note by a U.S. Holder, are generally subject to information reporting unless the U.S. Holder is an exempt recipient (such as a corporation). Such payments may also be subject to backup withholding tax if such U.S. Holder fails to supply a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise fails to establish an exemption from backup withholding or if the U.S. Holder fails to report in full dividend and interest income. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against that U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

In general, a Non-U.S. Holder will not be subject to backup withholding tax with respect to payments of interest on the New Notes provided that we do not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person as defined under the Code, and we have received from the Non-U.S. Holder the required certification that it is a Non-U.S. Holder. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against that Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. Generally, the name and address of the beneficial owner and the amount of interest paid on a New Note, as well as the amount, if any, of tax withheld, will be reported to the IRS.

Foreign Account Tax Compliance Act Withholding

Under the Foreign Account Tax Compliance Act (“FATCA”) and additional guidance issued by the IRS, a U.S. federal withholding tax of 30% generally will apply to (1) interest on a debt obligation and (2) the gross proceeds, including the return of principal, from the sale or other disposition, including redemption, after December 31, 2018 of a debt obligation, in each case paid to (i) a foreign financial institution (as a beneficial owner or as an intermediary), unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), or (ii) a foreign entity that is not a financial institution (as a beneficial owner or as an intermediary), unless such entity provides the withholding agent with a certification identifying the substantial U.S. owners of the entity, which generally includes any U.S. Person who directly or indirectly owns more than 10% of the entity. We will not pay any additional amounts to “gross up” payments to holders as a result of any withholding or deduction for such taxes. Non-U.S. Holders are encouraged to consult with their tax advisors regarding the possible implications of the FATCA withholding rules on their investment in the New Notes.

Holders of New Notes are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Furthermore, this discussion does not describe the effect of U.S. federal estate and gift tax laws or the effect of any applicable foreign, state or local law.

Potential application of rules governing contingent payment debt instruments

We may be obligated to pay amounts in excess of the stated interest or principal on the Old Notes or New Notes, including as described under “Description of the New Notes— Optional Redemption.” In addition, if we fail to meet specified obligations under the Registration Rights Agreement with respect to the Old Notes, we may be required to pay Special Interest in the manner described under “Description of the Registration Rights Agreement.” The potential obligation to pay these additional amounts may implicate the provisions of applicable Treasury regulations relating to “contingent payment debt instruments.”

According to the applicable Treasury regulations, certain contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if such contingencies, as of the date of issuance, are remote or incidental. Although the matter is not free from doubt, we intend to take the position that the foregoing contingencies are remote or incidental, and we do not intend to treat the Old Notes or New Notes as contingent payment debt instruments. This position will be based in part on our determination that, as of the date of the issuance of the Old Notes, the possibility that such additional amounts would have to be paid, in the aggregate, is a remote or incidental contingency within the meaning of applicable Treasury regulations. However, there is no assurance that our position would be respected by the IRS or, if challenged, upheld by a court. If the IRS were to challenge our position and successfully assert that such contingencies are not remote or incidental, the Old Notes or New Notes may constitute contingent payment debt instruments. If the New Notes are treated as contingent payment debt instruments, a holder that is subject to U.S. federal income tax may be required to accrue OID on the New Notes in excess of stated interest and otherwise applicable OID, and to treat as ordinary income (rather than capital gain) any gain that is recognized upon a sale, redemption or other taxable disposition of the New Notes. In the event that any of these contingencies were to occur, it would affect the character, amount and timing of any income recognized. The discussions above under “—U.S. Holders” and “—Non-U.S. Holders” assume that the New Notes will not be treated as contingent payment debt instruments. Holders should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the New Notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge and agree that it will deliver (or, to the extent permitted by applicable law, make available) to purchasers and transferees a prospectus meeting the requirements of the Securities Act in connection with any resale or other transfer of such New Notes. However, by so acknowledging and by delivering (or making available) a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A broker-dealer that acquired Old Notes for its own account as a result of market making or other trading activities (a “participating broker-dealer”) may use this prospectus, as amended or supplemented from time to time, in connection with resales and other transfers of New Notes received for its own account in exchange for such Old Notes in the exchange offer for a period ending on the earlier of (i) 180 days after the registration statement of which this prospectus is a part becomes effective and (ii) the date on which such participating broker-dealer is no longer required to deliver a prospectus in connection with resales of New Notes (subject, in each case, to our right to suspend the use of the prospectus as described below), so long as such participating broker-dealer has notified us through an Agent’s Message or otherwise prior to 5:00 p.m., New York City time, on the expiration date that it will be using this prospectus for such purpose. A broker-dealer that is not a participating broker-dealer may not use this prospectus for the purpose of reselling or otherwise transferring Notes.

We will not receive any proceeds from any sale of New Notes by broker-dealers or otherwise. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the performance of our obligations under the Registration Rights Agreement, excluding underwriting discounts and commissions, brokerage commissions and certain transfer taxes as described above under “The Exchange Offer—Transfer Taxes.” We have also agreed in the Registration Rights Agreement to indemnify the holders of the Old Notes and participating broker-dealers, if any, against certain liabilities, including liabilities under the Securities Act.

By tendering its Old Notes, any participating broker-dealer that receives New Notes pursuant to the exchange offer agrees to notify us prior to using this prospectus in connection with any sale or transfer of New Notes, acknowledges and agrees that the Registration Rights Agreement provides that, upon notice from us of the occurrence of any event that would result in this prospectus, the registration statement of which this prospectus is a part or any related free writing prospectus containing an untrue statement of a material fact or omitting to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it will suspend the use of this prospectus or such free writing prospectus, as the case may be, until we have amended or supplemented this prospectus or such free writing prospectus, as the case may be, to correct such misstatement or omission.

LEGAL MATTERS

Schiff Hardin LLP, Chicago, Illinois, has passed upon the validity of the securities offered by this prospectus for us.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the NiSource Inc. Annual Report on Form 10-K, and the effectiveness of NiSource Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and include an explanatory paragraph relating to NiSource Inc.’s spin-off of its subsidiary Columbia Pipeline Group, Inc. on July 1, 2015 and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Annex A

LETTER OF TRANSMITTAL

NISOURCE INC.

OFFER TO EXCHANGE

Any and all of its outstanding unregistered

3.650% Senior Notes due 2023 (CUSIP Nos. 65473P AD7 and U65483 AB2) for

up to $350,000,000 aggregate principal amount of its 3.650% Senior Notes due 2023 (CUSIP No. 65473P AF2)

that have been registered under the Securities Act of 1933 (the “Securities Act”)

This document relates to the exchange offer (the “Exchange Offer”) made by NiSource Inc. (the “Company”) to exchange any and all of its unregistered $350,000,000 aggregate principal amount 3.650% Notes due 2023 (the “Old Notes”) for new 3.650% Notes due 2023 (the “New Notes”) that have been registered under the Securities Act. The Old Notes and the New Notes are collectively referred to herein as the “Notes.” The Exchange Offer is described in the prospectus dated                     , 201   (the “Prospectus”) and in this letter of transmittal (this “Letter of Transmittal”). All terms and conditions contained in, or otherwise referred to in, the Prospectus are deemed to be incorporated in, and form a part of, this Letter of Transmittal. Therefore you are urged to read carefully the Prospectus and the items referred to therein. The terms and conditions contained in the Prospectus, together with the terms and conditions governing this Letter of Transmittal and the instructions herein, are collectively referred to herein as the “terms and conditions.”

The Exchange Offer will expire at 5:00 p.m., New York City time, on January     , 2019, unless extended by the Company (such date and time, as they may be extended, the “Expiration Date”). Tendered Old Notes may be withdrawn at any time prior to the expiration of the Exchange Offer.

Upon the satisfaction or waiver of the conditions to the acceptance of the Old Notes set forth in the Prospectus under “The Exchange Offer—Conditions to the Exchange Offer,” the Company will accept for exchange the Old Notes that have been validly tendered (and not subsequently validly withdrawn).

The Exchange Agent for the Exchange Offer (the “Exchange Agent”) is:

The Bank of New York Mellon

By Hand, Overnight Delivery or Mail	By Facsimile Transmission;

The Bank of New York Mellon, as Exchange Agent	(732) 667-9408 Attention: Tiffany Castor

c/o The Bank of New York Mellon Corporation Corporate Trust Operations—Reorganization Unit 111 Sanders Creek Parkway East Syracuse, New York 13057 Attention: Tiffany Castor	Your fax cover sheet should provide a call-back number and request a call back, upon receipt.

To confirm receipt or for more information, call:

(315) 414-3034

Or use email:

CT_REORG_UNIT_INQUIRIES@bnymellon.com

This Letter of Transmittal is to be used by holders of the Old Notes. Tender of the Old Notes is to be made using the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering Old Notes.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer-generated message (an “Agent’s Message”) to the Exchange Agent for its acceptance. For you to validly tender your Old Notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an Agent’s Message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your Old Notes; and

•	You agree to be bound by the terms of this Letter of Transmittal.

The electronic confirmation from DTC of the book-entry transfer of Old Notes into the Exchange Agent’s account at DTC, together with the Agent’s Message constitute a “Book-Entry Confirmation.”

By using the ATOP procedures to tender the Old Notes, you will not be required to deliver this Letter of Transmittal to the Exchange Agent. However, you will be bound by its terms, and you will be deemed to have made the acknowledgments and the representations and warranties it contains, just as if you had signed it.

The New Notes will be issued in full exchange for the Old Notes in the Exchange Offer, if consummated, and will be delivered in book-entry form.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

1. Upon the terms and subject to the conditions of the Exchange Offer, the agreeing holder hereby tenders to the Company the aggregate principal amount of Old Notes credited by the tendering holder to the Exchange Agent’s account at DTC using ATOP. Subject to, and effective upon, the acceptance for exchange of the Old Notes tendered hereby by the Company, the tendering holder hereby sells, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to such Old Notes as are being tendered hereby.

The tendering holder hereby irrevocably constitutes and appoints the Exchange Agent as the tendering holder’s true and lawful agent and attorney-in-fact with respect to such tendered Old Notes (with full knowledge that the Exchange Agent also acts as the agent of the Company in connection with the Exchange Offer), with full power of substitution, without limitation, to assign, transfer and deliver the Old Notes, or cause the Old Notes to be assigned, transferred and delivered, to the Company, and to deliver all accompanying evidences of transfer and authenticity, and present such Old Notes for transfer on the books of the Company and to receive all benefits and otherwise exercise all rights of beneficial ownership of such Old Notes, all in accordance with the terms of the Exchange Offer.

2. The tendering holder hereby acknowledges, represents and warrants to and agrees with the Company that the tendering holder and each beneficial owner of Old Notes tendered hereby has full right, power and authority to tender, sell, assign and transfer all right, title and interest in and to the Old Notes tendered hereby, and to acquire the New Notes issuable upon the exchange of such tendered Old Notes, and that, if and when such Old Notes are accepted by the Company for exchange, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The tendering holder hereby further acknowledges, represents and warrants to, and agrees with, the Company that (i) neither the tendering holder nor any beneficial owner of the Old Notes being tendered hereby is an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company; (ii) any New Notes received in the Exchange Offer by the tendering holder or any beneficial owner of any Old Notes tendered hereby will be acquired by it in the ordinary course of its business; (iii) neither the tendering holder nor any beneficial owner of Old Notes tendered hereby has any arrangement or understanding with any person to engage in, and neither the tendering holder nor any such beneficial owner is engaged in or intends to engage in, the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act; (iv) neither the tendering holder nor any such beneficial owner is a broker-dealer that will receive New Notes in the Exchange Offer in exchange for Old Notes that it purchased from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act; and (v) if the tendering holder or any such beneficial owner is a broker-dealer holding Old Notes acquired for its own account as a result of its market-making or other trading activities (a “participating broker-dealer”), it will deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers and other transferees in connection with any resale or other transfer of the New Notes it receives in exchange for such Old Notes pursuant to the Exchange Offer (provided, however, that by so acknowledging and by delivering (or making available as aforesaid) a prospectus, it will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act).

The tendering holder acknowledges and agrees that, if the tendering holder or any beneficial owner of Old Notes tendered hereby is unable to make the representations and warranties set forth in the immediately preceding paragraph or elsewhere in this Letter of Transmittal, or if the tendering holder or any such beneficial owner is participating in the Exchange Offer for the purpose of participating in a distribution (within the meaning of the Securities Act) of the New Notes to be acquired in the Exchange Offer, or if the tendering holder or any such beneficial owner is a broker-dealer that will receive New Notes in the Exchange Offer in exchange for Old Notes that it acquired from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act, neither the tendering holder nor any such beneficial owner will be permitted to tender its Old Notes in the Exchange Offer. The tendering holder, if it is not the beneficial owner of the Old Notes being tendered hereby, acknowledges and agrees that all of the representations, warranties, acknowledgements and agreements set forth herein are being made by it on its own behalf and on behalf of each such beneficial owner for the benefit of the Company.

3. The tendering holder, on behalf of itself and each beneficial owner of any Old Notes tendered hereby, acknowledges and agrees that the Exchange Offer is being made in reliance on interpretations by the staff of the Securities and Exchange Commission (the “SEC”), as set forth in no-action letters issued to third parties and referred to in the Prospectus under the caption “The Exchange Offer—Resales of New Notes” and, as a result, the Company believes that, except as provided in the next sentence and in the next paragraph, the New Notes received pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold or otherwise transferred by a holder thereof, without compliance with the registration and prospectus delivery requirements of the Securities Act, unless (1) such holder is an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company, (2) the New Notes received by such holder in the Exchange Offer will not be acquired by such holder in the ordinary course of its business; or (3) such holder has an arrangement or understanding with any person to engage in, or is engaged in or intends to engage in, the distribution (within the meaning of the Securities Act) of the New Notes in violation of the Securities Act. However, the tendering holder, on behalf of itself and each beneficial owner of Old Notes tendered hereby, acknowledges and agrees that, if the tendering holder or any such beneficial owner is a participating broker-dealer holding Old Notes acquired for its own account as a result of market-making or other trading activities and who receives New Notes in exchange for such Old Notes in the Exchange Offer, it may be an “underwriter” within the meaning of the Securities Act and it must (and the tendering holder, on behalf of itself and each such beneficial owner, acknowledges and agrees that it will) deliver (or, to the extent permitted by applicable law, make available) a prospectus meeting the requirements of the Securities Act to purchasers and other transferees in connection with any resale or other transfer of such New Notes. However, by so acknowledging and delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. The tendering holder, on behalf of itself and each beneficial owner of Old Notes tendered hereby, further acknowledges and agrees that, if it is a participating broker-dealer, it may use the Prospectus, as amended or supplemented from time to time, in connection with resales or other transfers of New Notes received for its own account in the Exchange Offer in exchange for Old Notes that it acquired for its own account as a result of market-making or other trading activities for a period ending on the earlier of (i) 180 days after the registration statement of which the Prospectus is a part becomes effective and (ii) the date on which such participating broker-dealer is no longer required to deliver a prospectus in connection with resales of New Notes (subject, in each case, to the Company’s right to suspend use of the Prospectus under the circumstances described in the Prospectus under the caption “Plan of Distribution”), so long as such participating broker-dealer has notified the Company through an Agent’s Message or otherwise prior to 5:00 p.m., New York City time, on the Expiration Date that it will use the Prospectus for such purpose.

The tendering holder, on behalf of itself and each beneficial owner of Old Notes being tendered hereby, acknowledges and agrees that if the tendering holder or any beneficial owner of the Old Notes being tendered falls into one or more of the categories set forth in clauses (1) through (3) of the immediately preceding paragraph, or if the tendering holder or any such beneficial owner is participating in the Exchange Offer for the purpose of participating in a distribution (within the meaning of the Securities Act) of the New Notes to be acquired in the Exchange Offer, or if the tendering holder or any such beneficial owner is a broker-dealer that will receive New Notes in the Exchange Offer in exchange for Old Notes that it acquired from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption from registration under the Securities Act, (i) it will not be able to rely on the interpretations of the SEC staff enunciated in the no-action letters mentioned above or in other interpretive letters of similar effect, (ii) it will not be permitted to tender its Old Notes in the Exchange Offer, (iii) in the absence of an applicable exemption, it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, sale or other transfer of Notes, and (iv) any registration statement used in connection with such offer, sale or other transfer of Notes must contain the selling security holder information required by Item 507 of Regulation S-K under the Securities Act. Failure to comply with such registration and prospectus delivery requirements may result in liability under the Securities Act, and the Company will not be responsible for, or indemnify the tendering holder or any such beneficial owner against, any such liability. The tendering holder, on behalf of itself and each beneficial owner of Old Notes tendered hereby, acknowledges and agrees that each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer will be deemed to acknowledge and agree that it will deliver (or, to the extent permitted by applicable law, make available) to purchasers and other transferees a prospectus meeting the requirements of the Securities Act in connection with any resale or other transfer of New Notes received in the Exchange Offer as aforesaid, but only participating broker-dealers will be entitled, subject to the limitations described above, to use the Prospectus, as amended or supplemented from time to time, in connection with resales or other transfers of New Notes received in the Exchange Offer.

The tendering holder and each beneficial owner of Old Notes tendered hereby is aware that the SEC has not considered the Exchange Offer in the context of a no-action letter, and there can be no guarantee that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in the circumstances described in the no action letters referred to above.

4. The tendering holder will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the tender, exchange, sale, assignment and transfer of the Old Notes tendered hereby or to further evidence the accuracy or performance of any of the representations, warranties, acknowledgements or agreements made by the tendering holder herein. All authority conferred or agreed to be conferred in this Letter of Transmittal and every obligation and agreement hereunder of the tendering holder and each beneficial owner of Old Notes tendered hereby shall survive the death, incapacity or dissolution of the tendering holder and of any such beneficial owner and shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and personal and legal representatives of the tendering holder and each such beneficial owner. This tender may be withdrawn only in accordance with the procedures set forth under the caption “The Exchange Offer—Withdrawal Rights” in the Prospectus and in Instruction 6 in this Letter of Transmittal.

5. By crediting the Old Notes to the Exchange Agent’s account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the Exchange Offer, the participant in DTC confirms on behalf of itself and the beneficial owners of such Old Notes all provisions of this Letter of Transmittal (including all representations and warranties) applicable to it and such beneficial owner as fully as if it had completed the information required herein and executed and transmitted this Letter of Transmittal to the Exchange Agent.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer to Exchange

1.    DELIVERY OF THIS LETTER OF TRANSMITTAL AND OLD NOTES.

Any Book-Entry Confirmation that the Old Notes being tendered through DTC’s ATOP procedures have been delivered to the applicable account of the Exchange Agent at DTC, as well as an Agent’s Message prior to 5:00 p.m., New York City time, on the Expiration Date. Old Notes tendered hereby must be in denominations of $2,000 and integral multiples of $1,000 in excess thereof, provided that, if any Old Note is tendered in part, the untendered portion of such Old Note must be a denomination of $2,000 or an integral multiple of $1,000 in excess thereof.

2.    VALIDITY OF TENDERS.

The Company, in its sole and absolute discretion, will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange. The Company reserves the absolute right to reject any and all tenders of any Old Notes not properly tendered and not to accept any Old Notes if acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the right, in its sole and absolute discretion, to waive any defects or irregularities or conditions of the exchange offer as to any Old Notes either before or after the expiration of the exchange offer (including the right to waive the ineligibility of any holder or beneficial owner who seeks to tender Old Notes in the exchange offer). The Company’s interpretation of the terms and conditions of the exchange offer (including this Letter of Transmittal and the instructions herein) as to any particular tender of Old Notes or holder or beneficial owner thereof either before or after the expiration of the exchange offer will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within a reasonable period of time, as the Company in its sole and absolute discretion may determine. The Company is not, nor is the Exchange Agent or any other person, under any duty to notify you or any other person of any defect or irregularity with respect to your tender of Old Notes for exchange, or if any Agent’s Messages, Book-Entry Confirmations or other documents are or are not received by the Exchange Agent, and no one will be liable for failing to provide such notification.

3.    WAIVER OF CONDITIONS.

The Company reserves the right, in its sole and absolute discretion, to waive, at any time and from time to time, satisfaction of any or all conditions of the Exchange Offer described in the Prospectus.

4.    NO CONDITIONAL TENDERS.

No alternative, conditional, irregular or contingent tenders will be accepted.

5.    REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus, this Letter of Transmittal and other related documents may be directed to the Exchange Agent at the address and telephone number set forth on the cover page of this Letter of Transmittal.

6.    WITHDRAWAL RIGHTS.

Tenders of Old Notes may be withdrawn no later than 5:00 p.m., New York City time, on the Expiration Date. For a withdrawal of tendered Old Notes to be effective, the Exchange Agent must receive an electronic notice of withdrawal transmitted by DTC on behalf of the DTC participant that tendered such Old Notes no later than 5:00 p.m., New York City time, on the Expiration Date. The notice of withdrawal must specify the name and DTC account number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the ATOP procedures. For more information, see the section of the Prospectus entitled “The Exchange Offer—Withdrawal Rights.”

7.    TRANSFER TAXES.

Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that (a) holders who instruct the Company to register the New Notes in the name of a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those Old Notes and (b) tendering holders will be responsible for any transfer tax imposed for any reason other than the transfer of the Old Notes to the Company or upon the Company’s order pursuant to the exchange offer.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER THE OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

NiSource Inc.

OFFER TO EXCHANGE

Any and all of its outstanding

3.650% Notes due 2023 for

up $350,000,000 aggregate principal amount of its

3.650% Notes due 2023

that have been registered under the Securities Act of 1933

PROSPECTUS

                , 2018

The Exchange Agent for the exchange offer is:

The Bank of New York Mellon

By Hand, Overnight Delivery or Mail:	By Facsimile Transmission:

The Bank of New York Mellon, as Exchange Agent
c/o The Bank of New York Mellon Corporation Corporate Trust Operations—Reorganization Unit
111 Sanders Creek Parkway
East Syracuse, New York 13057
Attention: Tiffany Castor	(732) 667-9408 Attention: Tiffany Castor Your fax cover sheet should provide a call-back number and request a call back, upon receipt.

To confirm receipt or for more information, call:

(315) 414-3034

Or use email:

CT_REORG_UNIT_INQUIRIES@bnymellon.com

All Book-Entry Confirmations, Agent’s Messages, notices of withdrawal and other electronic messages must be delivered to the Exchange Agent through DTC’s systems and procedures.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Section B.1. of Article V of NiSource Inc.’s Amended and Restated Certificate of Incorporation, as amended, provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Section B.2. of Article V of NiSource Inc.’s Amended and Restated Certificate of Incorporation, as amended, pursuant to Section 145 of the General Corporation Law of Delaware, provides that NiSource Inc. will, to the fullest extent permitted by applicable law, as then in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil or criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such investigation, claim, action, suit or proceeding, provided that such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful.

Section B.2. of Article V of NiSource Inc.’s Amended and Restated Certificate of Incorporation, as amended, pursuant to Section 145 of the General Corporation Law of Delaware, also provides that if the investigation, claim, action, suit or proceeding is a derivative action (meaning one brought by or on behalf of the corporation), NiSource Inc. will, to the extent permitted by applicable law, as then in effect, indemnify any person against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such investigation, claim, action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any investigation, claim, action, suit, proceeding or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense as the court deems proper.

NiSource Inc.’s Amended and Restated Certificate of Incorporation, as amended, and the General Corporation Law of Delaware permits NiSource Inc. and its subsidiaries to purchase and maintain insurance on behalf of any person who is a director or officer for acts committed in their capacities as such directors or officers. NiSource Inc. currently maintains such liability insurance.

Item 21.	Exhibits and Financial Statement Schedules

The Exhibits filed herewith are set forth on the Exhibit Index filed as part of this registration statement.

Item 22.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX

The following documents are filed as part of the registration statement or are incorporated by reference:

Exhibit Number	Document Description

4.1	Indenture, dated November 14, 2000, among NiSource Finance Corp., NiSource Inc., as guarantor, and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4.1 to the NiSource Inc. Form S-3, dated November 17, 2000 (Registration No. 333-49330)).

4.2	Second Supplemental Indenture, dated as of November 30, 2017, between NiSource Inc. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.4 to Post-Effective Amendment No. 1 to Form S-3 filed November 30, 2017 (Registration No. 333-214360)).

4.3	Third Supplemental Indenture, dated as of June 11, 2018, by and between NiSource Inc. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to the NiSource Inc. Form 8-K filed on June 12, 2018).

4.4	Form of 3.650% Notes due 2023 (included in Exhibit 4.3).

4.5	Registration Rights Agreement, dated as of June 11, 2018, by and among NiSource Inc. and Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and MUFG Securities Americas Inc., as representatives, relating to the 3.650% Notes due 2023 (incorporated by reference to Exhibit 10.4 to the NiSource Inc. Form 8-K filed on June 12, 2018)

5.1	Opinion of Schiff Hardin LLP.*

23.1	Consent of Deloitte & Touche LLP.*

24.1	Powers of Attorney (included on signature pages).

25.1	Statement of Eligibility of The Bank of New York Mellon, as Trustee under the Indenture dated as of November 14, 2000.*

*	Exhibit filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Merrillville, State of Indiana, on December 13, 2018.

NISOURCE INC. (Registrant)

By:	/s/ JOSEPH HAMROCK
Name:	Joseph Hamrock
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Donald E. Brown, Joseph W. Mulpas and Shawn Anderson or any one of them his or her true lawful attorney-in-fact and agent with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JOSEPH HAMROCK Joseph Hamrock	President, Chief Executive Officer and Director (Principal Executive Officer)	December 13, 2018

/S/ DONALD E. BROWN Donald E. Brown	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 13, 2018

/S/ JOSEPH W. MULPAS Joseph W. Mulpas	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 13, 2018

/S/ RICHARD L. THOMPSON Richard L. Thompson	Chairman and Director	December 13, 2018

/S/ PETER A. ALTABEF Peter A. Altabef	Director	December 13, 2018

Signature	Title	Date

/S/ THEODORE H. BUNTING, JR. Theodore H. Bunting, Jr.	Director	December 13, 2018

/S/ ERIC L. BUTLER Eric L. Butler	Director	December 13, 2018

/S/ ARISTIDES S. CANDRIS Aristides S. Candris	Director	December 13, 2018

/S/ WAYNE S. DEVEYDT Wayne S. DeVeydt	Director	December 13, 2018

/S/ DEBORAH A. HENRETTA Deborah A. Henretta	Director	December 13, 2018

/S/ MICHAEL E. JESANIS Michael E. Jesanis	Director	December 13, 2018

/S/ KEVIN T. KABAT Kevin T. Kabat	Director	December 13, 2018

/S/ CAROLYN Y. WOO Carolyn Y. Woo	Director	December 13, 2018